UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. [ ])

Filed by the Registrant    [X ]
Filed by a Party other than the Registrant    [  ]


Check the Appropriate Box:

[  ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Sec. 240.14a-12


              -----------------------------------------------------
                             C&D TECHNOLOGIES, INC.
              -----------------------------------------------------
                (Name of Registrant as Specified in its Charter)



              -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which
         transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
         O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

C&D TECHNOLOGIES, INC.
    __________________________________________________________________________
    POWER SOLUTIONS



                      Letter to Our Stockholders...................... iii

                      Annual Meeting Summary.......................... v

                      Proxy Statement................................. 1

                      Principal Stockholders.......................... 5

                      Election of Directors........................... 6

                      Report of the Audit Committee.................. 10

                      Executive Compensation ........................ 12

                      Compensation Committee Report.................. 19

   PROXY              Stock Price Performance Graph.................. 23
   STATEMENT
   2001               Proposal to Approve an Amendment
                      to the C&D Technologies, Inc. Amended
                      and Restated 1998 Stock Option
                      Plan............................................24

                      Amended C&D Technologies, Inc.
  INVITATION TO       Audit Committee Charter................ Appendix A
  ANNUAL
  MEETING





                 C&D Technologies, Inc., 1400 Union Meeting Road
                    Blue Bell, PA 19422-0858, (215) 619-2700

C&D TECHNOLOGIES, INC.                                 1400 Union Meeting Road
POWER SOLUTIONS                                        P.O. Box 3053
                                                       Blue Bell, PA  19422-0858
                                                       Telephone (215)619-2700
                                                       Fax (215)619-7840




                                          May 24, 2001


Dear Stockholder:


     We cordially invite you to attend the Annual Meeting of Stockholders of C&D Technologies, Inc. to be held on Tuesday, June 26, 2001, at 10:00 A.M., at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania. Your Board of Directors and management look forward to personally greeting you there.


     Whether or not you plan to attend, your shares will be represented and voted at the Annual Meeting if you promptly complete, sign, date and return the enclosed proxy card in the envelope we have provided.


     We thank you for your cooperation and continued support.


                                          Sincerely,

                                          /s/ William Harral, III

                                          WILLIAM HARRAL, III
                                          Chairman of the Board

                             C&D TECHNOLOGIES, INC.
                            1400 Union Meeting Road
                         Blue Bell, Pennsylvania 19422

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 26, 2001



     The Annual Meeting of Stockholders of C&D Technologies, Inc. ("C&D") will be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Tuesday, June 26, 2001, at 10:00 A.M., for the following purposes:

     1.   To elect directors of C&D for the ensuing year.

     2. To approve an amendment to the C&D Technologies, Inc. Amended and Restated 1998 Stock Option Plan to increase the number of shares of Common Stock that C&D can issue pursuant to stock options and stock grants to eligible participants from 3,000,000 shares to up to 3,900,000 shares of Common Stock.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for C&D for the fiscal year ending January 31, 2002.

     4. To transact such other business as may properly come before the meeting and any adjournments of the meeting.

     Stockholders of record at the close of business on May 9, 2001 will be entitled to vote at the meeting.

     If you are unable to be present personally, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope.

                                          BY ORDER OF THE BOARD
                                          OF DIRECTORS

                                          /s/ Linda R. Hansen

                                          LINDA R. HANSEN
                                          Secretary


May 24, 2001

                             C&D TECHNOLOGIES, INC.

                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 26, 2001


     Your proxy is solicited by and on behalf of the Board of Directors of C&D Technologies, Inc. ("C&D", "we" or "our") to be used at the Annual Meeting of Stockholders to be held at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania, on Tuesday, June 26, 2001 at 10:00 A.M., and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

     o    Election of Directors
     o Approval of an amendment to the Amended and Restated 1998 Stock Option Plan to increase the number of shares of Common Stock issuable under the plan from 3,000,000 to 3,900,000
     o Ratification of the appointment of PricewaterhouseCoopers LLP as C&D's independent accountants for the fiscal year ending January 31, 2002

WHO IS ENTITLED TO VOTE?

     Stockholders as of the close of business on May 9, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

HOW DO I VOTE?

     You should sign and date each proxy you receive and return it in the enclosed, self-addressed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the nine directors, FOR the approval of the amendment to the Amended and Restated 1998 Stock Option Plan and FOR the ratification of the independent accountants.

HOW ARE PROXIES SOLICITED?

     C&D will bear the cost of the solicitation of proxies. We will make solicitations initially by first class mail; however, officers and regular employees of C&D may solicit proxies personally or by telephone or the internet. We will not compensate those persons specifically for these services. C&D has agreed to pay Georgeson Shareholder $7,000 plus expenses to assist in soliciting proxies from banks, brokers and nominees. C&D will reimburse brokers, banks, custodians, nominees and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of these shares.

     We are mailing this Proxy Statement to stockholders on or about May 24, 2001.

HOW SHOULD I SIGN THE PROXY?

     You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors Act), you should sign your own name as custodian, not the name of the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

MAY I REVOKE MY PROXY?

     You have the right to revoke  your proxy at any time  before the meeting by
(1) delivering a written revocation to the Secretary of C&D or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     If you hold shares registered in more than one account, you will receive a proxy card for each account. You should sign and return all proxies so that all your shares will be voted.

WHO WILL COUNT THE VOTES?

     Representatives of Mellon Investor Services, L.L.C., C&D's transfer agent, will tabulate the votes and act as independent inspectors for the election.

WHAT CONSTITUTES A QUORUM?

     We are required to have a quorum to hold the Annual Meeting. A quorum is a majority of the outstanding shares, present or represented by proxy. As of the Record Date, 26,126,237 shares of Common Stock were issued and outstanding. Abstentions and broker non-votes (which we define below) are counted as if stockholders were present for purposes of determining whether a quorum is present at the meeting.

HOW MANY VOTES ARE NEEDED FOR THE APPROVAL OF EACH ITEM?

     There are differing requirements for the approval of the proposals. Voting in the election of directors is not cumulative; directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the nine nominees with the most votes will be elected directors. We will count only votes cast for a nominee. Accordingly, abstentions and broker non-votes are not counted for purposes of voting in the election of directors. Your proxy will be voted FOR the nine nominees described in this proxy statement unless you instruct us to the contrary in your proxy.

     The proposal to approve the amendment to the Amended and Restated 1998 Stock Option Plan, the proposal to ratify the appointment of the independent accountants and any other business that may properly come before the meeting and adjournments of the meeting require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item. Shares represented by a properly executed proxy marked "abstain" with respect to any such item will not be voted for such item, although they will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved. For purposes of the requirements of the New York Stock Exchange, the total number of votes cast on the proposal to approve the amendment to the Amended and Restated 1998 Stock Option Plan must represent at least a majority of the outstanding shares of Common Stock. Votes cast for, against or abstain will be counted, and broker non-votes will not be counted, for purposes of determining whether this requirement is satisfied.

WHAT IS A "BROKER NON-VOTE"?

     A "broker non-vote" occurs when a stockbroker submits a proxy that does not indicate a vote for a proposal because the stockbroker has not received instructions from the beneficial owners on how to vote on the proposal and does not have the authority to vote without instructions.

WHAT PERCENTAGE OF C&D COMMON STOCK DO DIRECTORS AND EXECUTIVE OFFICERS OWN?

     Together, our directors and executive officers owned approximately 1.9% of our Common Stock on March 31, 2001. We have provided you with details on pages 6 and 7.

WHO ARE THE LARGEST STOCKHOLDERS?

     As of March 31, 2001, Westport Asset Management, Inc. owned 2,035,700 shares (or 7.8%) and Paradigm Capital Management, Inc. owned 1,369,800 shares (or 5.2%). See page 5 for details.

WHAT IS THE DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS AT OUR 2002 ANNUAL MEETING?

     Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the Securities and Exchange Commission ("SEC"), wishes to submit a proposal for inclusion in C&D's proxy statement for its 2002 annual meeting of stockholders must deliver such proposal in writing to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement no later than January 24, 2002.

     Pursuant to Section 11(a) of C&D's By-laws, if a stockholder wishes to present at C&D's 2002 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in C&D's By-laws, which are summarized below. Written notice of any such proposal containing the information required under C&D's By-laws, as described herein, must be delivered in person, by first class, United States mail, postage prepaid or by reputable overnight delivery service to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement during the period commencing on January 24, 2002 and ending on February 25, 2002.

     A written proposal of nomination for a director must set forth (a) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five years, (d) the number of shares of capital stock of C&D beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (e) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (f) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (g) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. The candidates nominated by stockholders for election as a member of C&D's Board of Directors who will be eligible to be considered or acted upon for election at the 2002 annual meeting will be those nominated in accordance with the By-law provisions summarized in this section, and any stockholder nominee not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of stockholders.

     A stockholder proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in writing in accordance with the By-law provisions summarized above will be eligible for presentation at the 2002 annual meeting of stockholders, and any matter not submitted to C&D's Board of Directors in accordance with such provisions will not be considered or acted upon at such meeting.

NOTE: All share data in this Proxy Statement has been adjusted to reflect C&D's two-for-one stock split, effected in the form of a 100% stock dividend on June 16, 2000, where appropriate.

                             PRINCIPAL STOCKHOLDERS

     As of March 31, 2001, the persons listed in the following table were the only persons known to us (based on information set forth in Schedules 13G/A filed with the SEC) to be the beneficial owners of more than five percent of our outstanding shares of Common Stock.

                                              Shares of
              Name and Address of            Common Stock             Percent
                Beneficial Owner          Beneficially Owned          of Class
-------------------------------------     ------------------          --------

Westport Asset Management, Inc. (1)......     2,035,700                 7.8%
253 Riverside Avenue
Westport, Connecticut  06880

Paradigm Capital Management, Inc. (2)....     1,369,800                 5.2%
9 Elk Street
Albany, New York 12207



--------------------

  (1) Based on the Schedule 13G/A, dated February 14, 2001, filed by Westport Asset Management, Inc. This party has sole voting and dispositive power with respect to 261,800 shares, shared voting power with respect to 1,550,100 shares and shared dispositive power with respect to 1,773,900 shares listed opposite its name in the table.

  (2) Based on the Schedule 13G/A, dated February 12, 2001, filed by Paradigm Capital Management, Inc. This party has sole voting power with respect to 250,000 shares and sole dispositive power with respect to all the shares listed opposite its name in the table.

                              ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders, you will be electing the entire Board of Directors. Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any nominee should become unable to serve as a director for any reason, the named proxies will vote for a substitute nominee designated by the Board of Directors or, if none is so designated, will vote according to their judgment.


                                   MANAGEMENT

     Directors are elected annually to serve until the next annual meeting of stockholders or until their successors have been elected or until their retirement at age 70 pursuant to the provisions of the charter of the Corporate Governance Committee. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. The following table sets forth, as of March 31, 2001, information regarding nominees for directors and executive officers of C&D, including their beneficial ownership of Common Stock of C&D.

                                                                                         Shares of Common
                                                                                        Stock Beneficially      Percent
                                               Positions and Offices                       Owned as of          of Class
     Nominees for Directors                          with C&D                      Age    March 31, 2001           (6)
---------------------------------        ---------------------------               ---    --------------        --------

William Harral, III (1)(2)(3)(4)....     Chairman of the Board                      61         41,013              *
Wade H. Roberts, Jr. (1)(3).........     President, Chief Executive                 54         93,476              *
                                          Officer and Director
Stephen J. Andriole (1)(2)..........     Director                                   51          2,542              *
Adrian A. Basora (1)(5).............     Director                                   62          7,196              *
Peter R. Dachowski (1)(2)...........     Director                                   52          6,424              *
Kevin P. Dowd (1)(2)................     Director                                   52         16,902              *
Pamela S. Lewis (1)(5)..............     Director                                   44         14,356              *
George MacKenzie (1)(5).............     Director                                   52         10,328              *
John A. H. Shober (1)(3)(4)(5)......     Director                                   67         25,249              *


      Executive Officers Who
         Are Not Directors
      ----------------------

Mark D. Amatrudo....................     Vice President and General                 44             43              *
                                          Manager - Motive Power Division
Kathryn R. Bullock (1)..............     Vice President - Technology                55          7,560              *
David A. Fix (1)....................     Vice President and General                 46          7,137              *
                                          Manager - Powercom Division
Charles R. Giesige, Sr. (1).........     Vice President and General                 45         14,628              *
                                          Manager - Dynasty Division
Linda R. Hansen (1).................     Vice President, General Counsel            53         16,538              *
                                          and Corporate Secretary
Apostolos T. Kambouroglou (1).......     Vice President - Operations                58        116,451              *
Stephen E. Markert, Jr. (1).........     Vice President - Finance and               49        103,303              *
                                          Chief Financial Officer
John C. Rich (1)....................     Vice President and General                 63          7,688              *
                                          Manager - Power Electronics
                                          Division



                                                                                         Shares of Common
                                                                                        Stock Beneficially      Percent
   Executive Officers Who                      Positions and Offices                       Owned as of          of Class
      Are Not Directors                              with C&D                      Age    March 31, 2001           (6)
---------------------------------        ---------------------------               ---    --------------        --------



Mark Z. Sappir (1)..................     Vice President - Human Resources           48          19,771             *

All directors and executive
 officers as a group (18 persons)...                                                           510,605             1.9%
----------------

    *    Less than 1% of outstanding shares of Common Stock

  (1) The shares of Common Stock beneficially owned as of March 31, 2001 include fully vested and presently exercisable options, and options that will vest within 60 days after such date, to purchase (a) 12,000 shares for each of Messrs. Harral, Dowd and Shober and Dr. Lewis; (b) 2,308 shares for Dr. Andriole, (c) 6,336 shares for Mr. Basora; (d) 5,416 shares for Mr. Dachowski; (e) 8,000 shares for Mr. MacKenzie; (f) 70,000 shares for Mr. Roberts, (g) 6,000 shares for Dr. Bullock, (h) 6,600 shares for Mr. Fix, (i) 13,567 shares for Mr. Giesige, (j) 13,334 shares for Ms. Hansen, (k) 83,267 shares for Mr. Kambouroglou, (l) 87,167 shares for Mr. Markert, (m) 5,000 shares for Dr. Rich and (n) 15,867 shares for Mr. Sappir.

  (2)    Member of the Compensation Committee.

  (3)    Member of the Corporate Governance Committee.

  (4)    Member of the Nominating Sub-Committee.

  (5)    Member of the Audit Committee.

  (6) Based upon shares outstanding as of March 31, 2001. In determining Percent of Class, the number of shares outstanding includes shares issuable to the specific director, officer or group identified in the table, on exercise of stock options within 60 days of March 31, 2001, but no other shares issuable on exercise of stock options by any other person.


     William Harral, III has been a director of C&D since July 1996 and Chairman of the Board since April 1999. He is currently acting Dean of LeBow College of Business, Drexel University in Philadelphia, Pennsylvania. From June 1997 to December 1999, Mr. Harral served as Senior Counselor for The Tierney Group, a strategic communications company. He was President and Chief Executive Officer of Bell Atlantic - Pennsylvania, Inc. (formerly Bell of Pennsylvania) from 1994 to March 1997. Mr. Harral also served as a director of Bell Atlantic -
Pennsylvania, Inc. and serves on the board of The Bryn Mawr Trust Company, a commercial bank.

     Wade H. Roberts, Jr. joined C&D as President and Chief Operating Officer in October 1998 and became Chief Executive Officer in April 1999. Prior to joining C&D, Mr. Roberts was Vice President and Group Executive of IDEX Corporation and President of its Hale Products, Inc. subsidiary, a manufacturer of vehicle mounted fire pumps and the "Jaws of Life(TM)," from 1994 to 1998.

     Stephen J. Andriole has been a director of C&D since November 2000. He is currently the Founder and Chief Technology Officer for TechVest Co., a new economy consulting consortium that identifies and leverages technology trends to help clients optimize business technology investments. From 1997 to 2000 he was the Senior Vice President and Chief Technology Officer for Safeguard Scientifics, Inc. Prior to that he served as Senior Vice President for Technology Strategy and Chief Technology Officer for CIGNA Corporation. Dr. Andriole is also a director of iMedium, Inc., Broadreach Consulting and STORM Systems.

     Adrian A. Basora has been a director of C&D since November 1999. He has been President of the Eisenhower Exchange Fellowships, an international leadership organization, since June 1996. From 1992 to 1995 he was a U.S.
Ambassador to the Czech Republic, and served as National Security Council Director for European Affairs at the White House from 1989 to 1991. Mr. Basora is a Governor of the Philadelphia Stock Exchange and is affiliated with the Foundation for a Civil Society, the Foreign Policy Research Institute and the Council on Foreign Relations.

     Peter R. Dachowski has been a director of C&D since February 2000. He has been President of Isover, the worldwide Insulation Division of Compagnie de Saint-Gobain ("Saint-Gobain") since 1996. He was, from 1994 to 1996, Executive Vice President of Saint-Gobain's subsidiary, CertainTeed Corporation, responsible for both exterior building products and insulation activities, following a series of financial and operating positions with CertainTeed, including Vice President and Treasurer, Division President and Group Vice President. He serves or has served as Chairman or member of a number of supervisory boards of various European and South American affiliates of Saint-Gobain, two of which had shares traded on the Frankfurt and Mexico City exchanges. He is an international trustee of International House of Philadelphia.

     Kevin P. Dowd has been a director of C&D since January 1997. He was formerly a director, President and Chief Executive Officer of Checkpoint Systems, Inc. ("Checkpoint"), a manufacturer and supplier of electronic security systems for retail and commercial customers. Mr. Dowd was President and Chief Operating Officer of Checkpoint from 1993 to 1995 and prior to that served as the Executive Vice President of Checkpoint. Mr. Dowd is also a director of Holy Redeemer Health System and MAB Paints, Inc.

     Pamela S. Lewis has been a director of C&D since June 1998. Dr. Lewis has served as Dean of the McColl School of Business at Queen's College located in Charlotte, North Carolina, since June 2000. From June 1997 through May 2000, she was a Professor of Management and Dean of LeBow College of Business, Drexel University in Philadephia, Pennsylvania. Prior to her association with Drexel University, Dr. Lewis served as professor and administrator in the Department of Management at the University of Central Florida from 1987 to 1997. Her professional specialization is in the field of strategic planning, with a particular emphasis on competitive and marketing strategy. Dr. Lewis is also a director of Charming Shoppes, Inc. and the Nobel Learning Communities.

     George MacKenzie has been a director of C&D since April 1999. He has been Vice Chairman of the Board of Hercules Incorporated, a specialty chemical company, since November 2000, having previously served as its Executive Vice President and Chief Financial Officer from 1999 to 2000, its Senior Vice President and Chief Financial Officer from 1996 to 1999, its Vice President and Chief Financial Officer from 1995 to 1996 and its Vice President and Treasurer from 1991 to 1995. Previously, Mr. MacKenzie held various corporate accounting positions at Hercules, Incorporated. He serves on the Board of Trustees of the Medical Center of Delaware and is a member of the Investment Committee and Accounting Advisory Board at the University of Delaware. Mr. MacKenzie is also a member of both the American and the Pennsylvania Institutes of Certified Public Accountants. He is a director of Hercules Incorporated and Central Vermont Public Service Corporation.

     John A. H. Shober has been a director of C&D since July 1996. He has been a director of Penn Virginia Corporation, a natural resources company, since 1989, and was Vice Chairman of its board of directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. Mr. Shober is also a director of Airgas, Inc., Anker Coal Group, Inc., Ensign-Bickford Industries, Inc., First Reserve Corporation, Hercules Incorporated, MIBRA GmbH, and several other organizations including The

Eisenhower Exchange Fellowships.

     Mark D. Amatrudo was appointed Vice President and General Manager - Motive Power Division in January 2001. Prior to joining C&D, Mr. Amatrudo spent seven years as President of Shoreline Associates, Inc. In that capacity, Mr. Amatrudo has consulted for a number of well-known international public and privately held electronics, computer, telecommunications manufacturing and service companies. Prior to that he had been chief financial officer of TIE/communications, Inc. and Vice President, Finance, for the Dual-Lite Division of Insilco Corporation.

     Kathryn R. Bullock was appointed Vice President - Technology in December 1999. Prior to joining C&D, Dr. Bullock was employed by Medtronic, Inc., a manufacturer of medical devices, as a Product Development Manager from 1996 to 1999. Dr. Bullock held the position of Technical Manager at AT&T Bell Laboratories, a telecommunications services and equipment manufacturer, from 1991 to 1996. Prior to 1991, she was Manager, Chemical Research for Johnson Controls, Inc.

     David A. Fix was appointed Vice President and General Manager - Powercom Division on March 1, 2001. He held the title of Vice President - Powercom Sales from July 1999 through February 2001. Prior to joining C&D, Mr. Fix was Vice President, Sales and Marketing for Pyron, Inc., a manufacturer of high-grade metal powders, from August 1995 through July 1999.

     Charles R. Giesige, Sr. was appointed Vice President and General Manager - Dynasty Division in March 1999. Prior to joining C&D, Mr. Giesige spent fifteen years with Johnson Controls, Inc., a leading supplier of automotive seating, interiors, batteries and facility management and control systems. In that time he held numerous financial and senior level management positions, including General Manager of the Specialty Battery Division.

     Linda R. Hansen was appointed Vice President, General Counsel and Corporate Secretary in June 1999. Prior to joining C&D, Ms. Hansen held the positions of Vice President, General Counsel and Secretary of BetzDearborn, Inc. from July 1997 through October 1998. Ms. Hansen previously held the position of Senior Vice President, General Counsel of Fisher Scientific Company, the successor in interest of Curtin Matheson Scientific, Inc., from 1995 through 1997, and Vice President, General Counsel and Secretary of Curtin Matheson Scientific, Inc. from 1987 through 1995.

     Apostolos T. Kambouroglou was appointed Vice President - Operations effective November 1997. He held the title of Vice President and General Manager
- Motive Power Systems from February 1995 until November 1997. He joined C&D in March 1991 as Plant Manager of the Conyers, Georgia plant, and subsequently held the positions of Senior Director - Standby Operations and Vice President - Operations, C&D Powercom.

     Stephen E. Markert, Jr. was appointed Vice President - Finance and Chief Financial Officer in February 1995. He joined C&D in May 1989 as Corporate Controller.

     John C. Rich was appointed Vice President and General Manager - Power Electronics Division in February 2000. Prior to joining C&D, Dr. Rich was employed by the Raytheon Systems Company, a manufacturer of defense electronics, where he served as Director of Directed Energy Programs from January 1999 to January 2000. Dr. Rich served in the capacity of President of Hughes Danbury Optical Systems, Inc. (renamed Raytheon Optical Systems, Inc. in December 1997), a subsidiary of the Raytheon Systems Company, from 1989 to 1999.

     Mark Z. Sappir was appointed Vice President - Human Resources in July 1998. From 1988 through 1998, he held a series of senior level human resources positions within both operating units and the corporate headquarters of Bayer Corporation, a multinational chemical, healthcare product and imaging technology company.

     The Board of Directors has established a Compensation Committee, an Audit Committee, a Corporate Governance Committee and a Nominating Sub-Committee. The Compensation Committee reviews the compensation of executives (including awards pursuant to our Incentive Compensation Plan) and administers our Stock Option Plans. The Audit Committee, which is comprised of directors who are not officers or employees of C&D, reviews the scope of the independent audit, our year-end financial statements and such other matters relating to our financial affairs as its members deem appropriate. The Corporate Governance Committee is generally responsible for Board operations and effectiveness, meeting agendas, Board compensation and stock ownership. The Nominating Sub-Committee identifies and evaluates candidates for election as members of the Board of Directors and makes Committee assignments. It will consider nominees recommended by stockholders in writing in accordance with the Company's By-laws. See page 3 for details.

     The Board of Directors held five regular meetings during the year ended January 31, 2001. The Compensation Committee held seven meetings, the Audit Committee held eight meetings, the Corporate Governance Committee held two meetings and the Nominating Sub-Committee held one formal meeting and several informal meetings. During the last fiscal year, none of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during such year.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of four directors, none of whom is an officer of C&D and all of whom are considered "independent" under the listing standards of the New York Stock Exchange. The Audit Committee has adopted a charter, a copy of which is included in this proxy statement as Appendix A.

     Management has the primary responsibility for C&D's financial statements and the financial reporting process, including the system of internal controls. C&D's independent accountants are responsible for performing an independent audit of C&D's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Under the Audit Committee's charter, the Audit Committee is responsible for monitoring, on behalf of our Board of Directors, C&D's financial reporting process and C&D's internal controls and accounting practices. The Audit Committee is also responsible for confirming the independence of C&D's independent accountants.

     The Audit Committee has reviewed C&D's audited consolidated financial statements and discussed those statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, C&D's independent public accountants during the fiscal year ended January 31, 2001, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

     The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1
(Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP matters relating to its independence. The Audit Committee also considered the compatibility of the provision of non-audit services by PricewaterhouseCoopers LLP with the maintenance of PricewaterhouseCoopers LLP 's independence.

     On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that C&D's audited consolidated financial statements be included in C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, and be filed with the Securities and Exchange Commission.

         FEES OF INDEPENDENT ACCOUNTANTS

     AUDIT FEES: The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended January 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $564,000.

     FINANCIAL    INFORMATION   SYSTEMS   DESIGN   AND   IMPLEMENTATION    FEES:
PricewaterhouseCoopers LLP rendered no professional services to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2001.

     ALL OTHER FEES: The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than services described above under "Audit Fees," for the fiscal year ended January 31, 2001, were $306,000. These fees were principally incurred for acquisition due diligence services.

     The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.


                                          George MacKenzie, Chair
                                          Adrian Basora
                                          Pamela S. Lewis
April 24, 2001                            John A. H. Shober

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning annual and long-term compensation we paid for each of the last three fiscal years to our President and Chief Executive Officer and our four other most highly compensated executive officers as of January 31, 2001, whose total annual salary and bonus from C&D for the year then ended exceeded $100,000.

                                                                                Long Term
                                                Annual Compensation            Compensation
                                                -------------------            ------------
                                                                               Securities
                                                                               Underlying           All
                                                                                Options            Other
           Name and           Fiscal         Salary (1)        Bonus (2)        Granted        Compensation (3)
     Principal Position        Year             ($)               ($)             (#)               ($)
--------------------------     ----          ----------        ---------       ----------      ----------------

Wade H. Roberts, Jr.           2001          $401,746          $271,150          60,000          $  5,300
  President and Chief          2000           337,539           164,588          50,000               583
  Executive Officer            1999            76,320           110,000          50,000              --

Charles R. Giesige, Sr.        2001           153,167            97,498          16,200             5,462
  Vice President and           2000           128,333            57,074          22,000             2,630
  General Manager -            1999              --                --              --                --
  Dynasty Division

Linda R. Hansen                2001           200,269           108,493          20,000               840
  Vice President, General      2000           104,115            96,200          20,000              --
  Counsel and Corporate        1999              --                --              --                --
  Secretary

Stephen E. Markert, Jr.        2001           185,542            96,010          20,000             5,292
  Vice President -             2000           173,353            67,645          20,000             5,033
  Finance and Chief            1999           162,029            59,000          20,000             5,060
  Financial Officer

John C. Rich                   2001           194,271          128,148           15,000           126,528 (4)
  Vice President and           2000              --               --                --               --
  General Manager -            1999              --               --                --               --
  Power Electronics Division

 ---------------

     (1) Includes amounts deferred under our Nonqualified Deferred Compensation Plan. Does not include the value of certain personal benefits. The estimated value of those personal benefits for each listed officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to that officer for the relevant fiscal year.

     (2) Represents incentive compensation under our Incentive Compensation Plan. Includes amounts deferred under our Nonqualified Deferred Compensation Plan.

     (3)  Represents employer matching contributions under our Savings Plan.

     (4)  Represents  relocation and tax gross-up  reimbursement in Fiscal 2001.

                          OPTION GRANTS IN FISCAL 2001

     The following table presents certain information concerning the stock options we granted to our President and Chief Executive Officer and our four other most highly compensated executive officers during the year ended January 31, 2001.

                                                              Individual Grants
                           ----------------------------------------------------------------------------

                              Number of         % of Total                                       Grant
                             Securities           Options         Exercise                       Date
                              Underlying         Granted to        Price       Expiration       Present
                           Options Granted      Employees in        per           Date           Value
          Name                   (#)             Fiscal Year       Share          (3)             (4)
-----------------------    ---------------      ------------      --------     ----------       -------

Wade H. Roberts, Jr.           60,000 (1)           8.8          $22.3125       2/22/10        $605,772
Charles R. Giesige             16,200 (1)           2.4           22.3125       2/22/10         163,558
Linda R. Hansen                20,000 (1)           2.9           22.3125       2/22/10         201,924
Stephen E. Markert, Jr.        20,000 (1)           2.9           22.3125       2/22/10         201,924
John C. Rich                   15,000 (2)           2.2           22.8125       2/28/10         155,169
---------------

     (1) The first 33 1/3% of the shares covered by these options vested on February 22, 2001, the second 33 1/3% of the shares covered by these options will vest on February 22, 2002 and the remaining 33 1/3% of the shares covered by these options will vest on February 22, 2003. All of a participant's options vest in full upon the participant's retirement, disability or death.

     (2) The first 33 1/3% of the shares covered by these options vested on February 28, 2001, the second 33 1/3% of the shares covered by these options will vest on February 28, 2002 and the remaining 33 1/3% of the shares covered by these options will vest on February 28, 2003. All of the participant's options vest in full upon the participant's retirement, disability or death.

     (3) Each option is subject to earlier termination if the officer's employment with C&D terminates.

     (4) The options were valued using the Black-Scholes pricing model. The following assumptions were used to calculate the Black-Scholes value for the option grants above: an expected life of 5.0 years, 41.4% stock price volatility and a 6.5% risk-free return. The annual dividend yield assumption used to calculate the Black-Scholes value was .25% for the options granted on February 22, 2000 and .24% for the options granted February 28, 2000. C&D has used the historical annual dividend yield and stock price volatility rates as assumptions for the Black-Scholes model. These are projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility over the next 5.0 years.

   OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL 2001 YEAR-END OPTION VALUES

     The following table presents certain information concerning the amount and value of all unexercised stock options held by our President and Chief Executive Officer and our four most highly compensated executive officers as of January 31, 2001.

                                                                                    Value of Unexercised In-
                                                                                  the-Money Options at 1/31/01
                                               Number of Securities               ----------------------------
                                              Underlying Unexercised
                                                Options at 1/31/01            Exercisable             Unexercisable
                        Shares              --------------------------    -------------------       -----------------
                       Acquired
                          on       Value
                       Exercise  Realized   Exercisable  Unexercisable    Shares        Value       Shares      Value
         Name             (#)       ($)         (#)           (#)           (#)         ($)(1)        (#)       ($)(1)
---------------------- --------  --------   -----------  -------------    ------        ------      ------      ------

Wade H. Roberts, Jr.       --        --        50,000       110,000       50,000     $2,056,769     110,000   $3,948,543
Charles R. Giesige, Sr.  2,500   $101,322       4,833        30,867        4,833        184,001      30,867    1,118,027
Linda R. Hansen            --        --         6,667        33,333        6,667        253,399      33,333    1,170,508
Stephen E. Markert, Jr.    --        --        84,000        40,000       84,000      3,919,853      40,000    1,451,460
John C. Rich               --        --          --          15,000         --             --        15,000      490,313


--------------------

     (1) Represents the number of shares covered by the option multiplied by the excess of (i) the closing price for shares of Common Stock ($55.50 per share) on January 31, 2001 over (ii) the aggregate exercise price of the option.

EMPLOYMENT AGREEMENTS

         Wade H. Roberts, Jr.

     We entered into an amended employment agreement with Mr. Roberts as of October 23, 2000. The agreement provides for a base salary rate of not less than $440,000 per year through March 31, 2001 and $485,000 per year from and after April 1, 2001, as may be adjusted from time to time by the Board of Directors. The employment agreement continues until either party provides to the other party at least 30 days' prior written notice of termination. In addition to base salary, the agreement provides that Mr. Roberts may participate in our employee benefit plans and programs, including our Supplemental Executive Retirement Plan, our stock option plans and our Incentive Compensation Plan. The agreement provides that Mr. Roberts' targeted bonus is 50% of his base salary for the fiscal year ended January 31, 2001 and 55% of his base salary for the fiscal year ending January 31, 2002 and each year thereafter, subject to achievement of targeted objectives. The agreement restricts Mr. Roberts from competing with us during his term and for a period of two years after his termination of employment or, in the case of termination upon a change of control, for a period of three years after his termination of employment.

     The   employment   agreement   provides  the  following  in  the  event  of
termination, subject to the terms and conditions of the agreement:

     o In the event of termination by reason of death or disability, we have agreed to continue paying his base salary for 180 days after the termination date. In the case of disability, after this period Mr. Roberts would be entitled to any amounts due and owing pursuant to any disability policy sponsored or made available by us to the extent he qualifies under the terms of the policy.

     o Upon termination for any reason other than pursuant to a change of control, Mr. Roberts will be entitled to his base salary through the date of termination, any bonus earned under any incentive compensation or bonus plan but not yet paid for the fiscal year ended prior to termination, a prorated bonus for the fiscal year in which termination occurs equal to the bonus of the prior year times the percentage of the year completed and accrued vacation pay, except that in the event of termination for cause, as defined in the agreement, or by Mr. Roberts voluntarily, Mr. Roberts would not be entitled to receive a prorated bonus.

     o If we terminate Mr. Roberts' employment for any reason other than cause, death, disability or pursuant to a change of control, in addition to the benefits to which he may be entitled under the agreement, for a two-year period after termination we will continue to pay Mr. Roberts his base salary at the rate in effect on the date of termination and his incentive bonus as soon as administratively practicable following the close of the fiscal year in which termination occurs and the fiscal year thereafter. Mr. Roberts will also be entitled to all rights and benefits under our benefit and incentive plans and perquisite programs.

     Upon termination by us after a "change of control" or by Mr. Roberts for "good reason," as those terms are defined in the employment agreement, Mr. Roberts will receive the following:

     o a lump-sum payment equal to all accrued obligations, consisting of his base salary through the date of termination, any bonus earned under any incentive compensation or bonus plan but not yet paid for the fiscal year ended prior to termination, a prorated bonus for the fiscal year in which termination occurs equal to the bonus of the prior year times the percentage of the year completed and accrued vacation pay;

     o a lump-sum payment of an amount equal to three years of his base salary;

     o a lump-sum payment of an amount equal to three of his annual incentive bonuses, as described in the agreement;

     o continued participation for three years in all health, medical and similar benefit plans in which he was participating immediately prior to the date of termination, except for any disability plans;

     o    immediate vesting of all unvested stock options;

     o amounts payable under our Supplement Executive Retirement Plan and our Deferred Compensation Plan upon a change of control;

     o    outplacement services; and

     o in the event any of these payments cause Mr. Roberts to be subject to an excise tax under the Internal Revenue Code (the "Code"), a gross-up bonus payment.

     OTHER EXECUTIVE EMPLOYMENT AGREEMENTS

     We have also entered into employment agreements with Dr. Rich, Ms. Hansen, Mr. Markert and Mr. Giesige. Their annual base salaries under these agreements are subject to increase during the course of the year by the Compensation Committee of the Board of Directors. Upon that review, effective April 1, 2001, their respective base salaries are: Dr. Rich, $224,000, Ms. Hansen, $220,000, Mr. Markert, $200,000, and Mr. Giesige, $165,000.

     Each executive's employment agreement continues on a month-to-month basis unless terminated by either party on 30 days' prior written notice. Each of the agreements restricts the executive from competing with us during the executive's respective term and for a period of one year (180 days in the case of Dr. Rich) after the executive's termination of employment, or, in the case of termination upon a change of control, for a period of two years after the executive's termination of employment. Each of the agreements also provides, subject to the terms and conditions of the agreement, that if the executive's employment is terminated by us without cause or as a result of the non-renewal of the agreement, we must pay the executive his/her base salary in effect at the date of termination for a one-year period (a 180-day period in the case of Dr. Rich). In the event of termination by reason of death, we have agreed to continue paying the executive's base salary for 180 days after the termination date. In the event of termination due to disability, as defined in the agreements, we will pay any accrued but unpaid base salary through the date of termination.

     Upon termination by us after a "change of control" or by the executive for "good reason," as those terms are defined in the employment agreements, the executive will receive the following:

     o a lump-sum payment equal to the executive's base salary through the date of termination and all benefits that have accrued to the executive under the terms of all employee benefits plans in which the executive participates;

     o a lump-sum payment of an amount equal to two years of the executive's base salary;

     o a lump-sum payment of an amount equal to two of the executive's annual incentive bonuses, as described in the agreement;

     o continued participation for two years in all health, medical and similar benefit plans in which the executive was participating immediately prior to the date of termination, except for any disability plans;

     o    immediate vesting of all unvested stock options;

     o amounts payable under our Supplement Executive Retirement Plan and our Deferred Compensation Plan upon a change of control;

     o    outplacement services; and

     o in the event any of these payments cause the executive to be subject to an excise tax under the Code, a gross-up bonus payment.

PENSION PLANS

         PENSION PLAN FOR SALARIED EMPLOYEES

     The C&D Technologies, Inc. Pension Plan for Salaried Employees (the "Pension Plan") covers certain nonunion salaried employees of C&D who either have participated in its predecessor company's pension plan or have completed one year of service with C&D. The Pension Plan is a noncontributory defined benefit plan that provides for normal retirement benefits beginning at age 65 but permits early retirement benefits in certain cases, subject to a reduction of benefits for employees who retire earlier than age 62. The Pension Plan is a qualified plan under Section 401(a) of the Code. The Pension Plan was amended in 2000 to provide that no employees will become eligible to participate in the Pension Plan after December 31, 2000 and to permit certain eligible employees who became eligible to participate during 2000 to elect to cease accruals in the Pension Plan effective December 31, 2000, in order to receive a larger allocation of Company contributions to the Savings Plan effective January 1, 2001.

     Under the Pension Plan, the pension payable at normal or late retirement equals 2.1% of a participant's "average pay" (as defined below) during the highest paid five consecutive years of the participant's last ten years of employment multiplied by the number of years of credited service up to 15 (including service with our predecessor company), plus 1.6% of that average pay for each year in excess of 15 years up to a maximum of 15 additional years, reduced by .5% (the "Offset") of Covered Compensation (35-year average of the Social Security wage base ending the year prior to Social Security Normal Retirement Age) multiplied by the participant's years of credited service up to 30 years. The term "average pay" as used in the Pension Plan was amended January 1, 1994 to include salary, overtime, executive incentive compensation, sales bonuses, 30% of sales commissions and any tax deferred contributions to the Savings Plan. An unreduced disability benefit is provided after ten years of eligibility service, and a death benefit to a surviving spouse equal to approximately 50% of the value of the participant's pension benefit at the time of death is provided after five years of eligibility service or age 65. The Code places certain maximum limitations on the amount of benefit that may be paid under a qualified pension plan such as the Pension Plan. The current limitation on an employee's annual benefit is the lesser of $140,000 or the employee's average compensation for the three years that he/she was most highly compensated.

     The following table illustrates the total estimated annual pension benefits that would be provided upon retirement under the benefit formula described above to salaried employees for the specified remuneration and years of credited service classifications set forth below. Benefit amounts shown are computed on a straight life basis, prior to the Offset described above.


                                                          Years of Credited Service (1)(2)(3)
                                        ---------------------------------------------------------------------
    Average Pay (4)                           5             10            20            30            40
-------------------------------         -------------  ------------  ------------  ------------  ------------

$170,000 or greater................         17,850        35,700        67,150        94,350        94,350

---------------

     (1) We expect that Messrs. Roberts, Giesige and Markert, and Dr. Rich and Ms. Hansen will have approximately 13, 21, 27, 3 and 13 years of credited service, respectively, at normal retirement.

     (2) For the plan year ended December 31, 2000, the amount of remuneration, for purposes of calculations under the Pension Plan, was $170,000 for each of Messrs. Roberts, Giesige and Markert and Dr. Rich and Ms. Hansen.

     (3) The maximum annual benefit of $140,000 will be reduced for pension benefits which begin before, and increased for pension benefits which begin after, the participant's Social Security Normal Retirement Age.

     (4) Effective January 1, 2000, the maximum compensation limit is $170,000. The limit from January 1, 1997 through December 31, 1999 was $160,000. The limit was $150,000 from January 1, 1994 through December 31, 1996 and for years prior to January 1, 1994 the limit ranged from $200,000 to $235,840.


     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     We have adopted a Supplemental Executive Retirement Plan (the "SERP"), covering executives specified from time to time by the Board of Directors (presently including, among others, Messrs. Roberts, Giesige and Markert and Dr. Rich and Ms. Hansen as of January 31, 2001). The SERP is a nonqualified, unfunded defined benefit compensation plan whose purpose is to provide upon retirement or other qualifying event additional benefits to participants whose benefits under the Pension Plan have been restricted by federal law. The normal form of benefit under the SERP for an unmarried participant is a monthly annuity ceasing on the participant's death and for a married participant is a joint and 50% survivor annuity, although a married participant may elect to have benefits paid in a monthly annuity, subject to spousal consent. Participants become vested in their benefits under the SERP upon the earlier of the completion of 7 1/2 years (except for Mr. Roberts who will be vested in four years) of continuous employment with C&D or an affiliate or upon a change in control. Mr. Roberts' maximum annual benefit will be $150,000 indexed annually by 4% beginning September 30, 1999. The maximum annual benefit for other named officers is $100,000, in each case indexed annually by 4% beginning September 30, 1998, reduced by (i) the annual accrued benefit under the Qualified Pension Plan for salaried employees as of the retirement or other qualifying event (based on a monthly single life annuity) payable at normal retirement age (as defined in the Pension Plan); (ii) one-half of the participant's social security benefit (as defined in the SERP) that would be payable as of the retirement or other qualifying event; and (iii) the annual single life annuity payable at age 65 based on the Actuarial Equivalent (as defined in the SERP) of the participant's account under our Savings Plan as of the retirement or other qualifying event solely attributable to matching contributions made by C&D. The actual annual benefits payable are the percentages set forth below of the maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:

                            SCHEDULE FOR MR. ROBERTS

               Years of Employment
            Prior to Qualifying Event               Percentage Benefit
            -------------------------               ------------------
                   less than 4                               0.0
                        4                                   25.0
                        5                                   31.3
                        6                                   37.5
                        7                                   43.8
                       7.5                                  50.0
                        8                                   53.3
                        9                                   60.0
                        10                                  66.7
                        11                                  73.3
                        12                                  80.0
                        13                                  86.7
                        14                                  93.3
                    15 or more                             100.0





                        SCHEDULE FOR OTHER NAMED OFFICERS

               Years of Employment
            Prior to Qualifying Event               Percentage Benefit
            -------------------------               ------------------
                   less than 7.5                             0.0
                       7.5                                  50.0
                        8                                   53.3
                        9                                   60.0
                        10                                  66.7
                        11                                  73.3
                        12                                  80.0
                        13                                  86.7
                        14                                  93.3
                    15 or more                             100.0

     Participants who retire from C&D or an affiliate before age 65 and after age 62 will receive the actual annual benefit calculated above reduced by 7% per year for each year prior to age 65.

     For participants who have been continuously employed by C&D or an affiliate for at least five years, if the qualifying event is a change of control, the actual annual benefit is determined by multiplying the maximum annual benefit by a fraction (not to exceed 1), the numerator of which is the number of years the participant would have been employed if he/she were continuously employed by C&D or an affiliate through age 65, and the denominator of which is 15. For participants who have been continuously employed by C&D or an affiliate for less than five years, the actual annual benefit is 50% of the amount referred to in the previous sentence. Benefits paid on account of a change of control are made in a single lump sum. A participant's SERP benefit may be forfeited in certain circumstances, including where the participant is terminated for cause or violates a covenant not to compete.

NONQUALIFIED DEFERRED COMPENSATION PLAN

     We have adopted a Nonqualified Deferred Compensation Plan by which certain employees and directors may elect to defer receipt of a designated percentage or amount of their compensation.

COMPENSATION OF DIRECTORS

     We pay (i) our Chairman of the Board an annual retainer of $65,000 in grants of Common Stock (of which he may elect to receive one-third of such value in cash to permit him to pay a portion of the federal, state and local income taxes he will incur as a result of the receipt of the shares of Common Stock) and our non-employee directors an annual retainer of $20,000 in grants of Common Stock (of which they may elect to receive one-third of such value in cash to permit them to pay a portion of the federal, state and local income taxes they will incur as a result of the receipt of the shares of Common Stock), (ii) for members of a committee of the Board of Directors other than the chairperson, $1,000 for each in-person meeting and $500 for each telephonic meeting of a committee attended and (iii) for the chairperson of a committee of the Board of Directors, $1,500 for each in-person meeting or $750 for each telephonic meeting of a committee attended; in addition, we grant annually to each non-employee director options to purchase 4,000 shares of Common Stock at the closing price of the Common Stock on the date of grant. Under the C&D 1998 Stock Option Plan, the Board of Directors has the authority to make additional yearly grants of shares of Common Stock to each non-employee director having a fair market value on the date of the grant that may not exceed 1.25 times the non-employee director's compensation for the applicable annual period. Each of the directors is expected to own a reasonable number of shares of C&D's common stock, as is established from time to time by the Corporate Governance Committee.

COMPENSATION COMMITTEE REPORT

     THE COMMITTEE'S RESPONSIBILITIES

     The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning management compensation. The Committee is composed entirely of outside directors. The Committee's actions and decisions are reported to the full Board.

COMPENSATION PHILOSOPHY

     The members of C&D's executive management team have primary responsibility for the stewardship of C&D on a day-to-day basis in the best interest of the stockholders. The basic purpose of C&D's executive compensation program is to facilitate the recruitment, recognition, motivation and retention of capable individuals who have consistently demonstrated their ability to meet and exceed the expectation of C&D's stockholders.

     The executive compensation program consists of various components, each intended to address specific issues, objectives and time horizons. The elements of the executive compensation program include:

     o BASE SALARIES. The basic compensation paid to executives as a fixed dollar amount each payday, typically subject to change only on an annual basis or concurrent with a significant change in responsibilities.

     o MANAGEMENT INCENTIVE COMPENSATION PLAN. The primary form of variable compensation, which is intended to link overall levels of remuneration with the attainment of annually established individual and corporate objectives.

     o STOCK OPTION AWARD PROGRAM. The component of the program intended to enable executives to create personal wealth on a long-term basis by steadily increasing stockholder value.

     o EXECUTIVE STOCK OWNERSHIP GUIDELINES. The portion of the program designed to help C&D attract and retain only executives who have a strong belief in C&D's long-term growth potential, and who are willing to assume the same downside risks as C&D's stockholders, in order to benefit from the expected growth.

     o SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM (SERP). A nonqualified income program designed to overcome the statutorily based limitations of C&D's qualified defined benefit and defined contribution retirement plans.

     Section 162(m) of the Code precludes tax deductions for compensation paid in excess of $1,000,000 to certain executive officers unless specified conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any tax deductions that may be lost by reason of Section 162(m) for such compensation would not be material for the foreseeable future. No tax deductions were lost in the 2001 fiscal year due to Section 162(m). C&D's stock option plans conform to Section 162(m) conditions that permit tax deductions.

     EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviews the performance of our executive officers once a year.

     BASE SALARY. C&D has employment agreements with its principal executive officers that provide for annual reviews of their base salary. During this review, the Compensation Committee considers adjustment to the executive officer's base salary based on individual performance and to assure that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities.

     ANNUAL INCENTIVE BONUS. Under the Incentive Compensation Plan, each executive officer has an established target bonus amount, which is a percentage of the executive's base salary as in effect on April 1st of each year. The Board of Directors establishes overall corporate financial objectives for each fiscal year, and each executive officer and his/her direct supervisor develops a series of individual objectives for each executive officer, which reflect activities for which the executive officer either has direct personal responsibility or over which he/she can exert significant influence. The annual bonus payment involves a two-step process that occurs after the fiscal year-end performance results have become available: (i) for each level of attainment of the corporate financial goals and individual objectives actually reached, a corresponding achievement factor is established and (ii) an assessment of the executive's performance against his/her individual objectives is made. The maximum annual bonus award will be no greater than 200% of the executive's target amount, except that additional special bonus payments are permitted in recognition of extraordinary events, special contributions or circumstances that could not have reasonably been anticipated when the performance objectives were established. For fiscal 2001, participants in the Incentive Compensation Plan were awarded an additional 10% special bonus override to reward their significant efforts in exceeding targeted financial goals.

     STOCK OPTION AWARD PROGRAM. C&D's stock option program is governed by the terms of formal stock option plans that have been adopted by the Board of Directors and submitted to the stockholders for approval. Authority for administering the program has been delegated to the Compensation Committee. Stock option grants are typically considered annually and are awarded at the sole discretion of the Compensation Committee; however, stock options may be granted at any time in the discretion of the Committee. The number of shares included in a stock option grant are typically linked to three factors: (i) the executive's position level; (ii) an assessment of the executive's past performance; and (iii) an assessment of expected performance and contribution to the future success of C&D.

     EXECUTIVE STOCK OWNERSHIP GUIDELINES. Each of C&D's executive officers is expected to own a reasonable number of shares of C&D's Common Stock. In furtherance of this policy, the Board of Directors has established stock ownership guidelines and procedures. The amount of stock an executive officer is expected to own is based on his/her base salary. Executive officers other than the Chief Executive Officer are generally expected to own shares of C&D's Common Stock equal in value to 100% of the executive's base salary. Each executive has approximately four years to attain the expected level of ownership. During each of these four years, the executive will be expected to acquire enough shares to bring his/her total holdings to an amount equal to 25% of the final goal for each year the executive has held his/her current position. Stock option awards and shares owned through C&D's pension plan do not constitute shares owned for purpose of the guidelines. The Company maintains an executive stock purchase loan program to assist executive officers in satisfying the stock ownership guidelines.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     The principles guiding compensation for C&D's Chief Executive Officer are substantially the same as those described above for the other executive officers. The Compensation Committee reviews the performance of the Chief Executive Officer at least once a year. For the fiscal year ended January 31, 2001, the Compensation Committee took the actions with respect to Mr. Roberts described below.

     BASE SALARY. Pursuant to the employment agreement between C&D and Mr. Roberts, Mr. Roberts' base salary was $350,000 at the beginning of the year. Mr. Roberts' base salary was subsequently reviewed and increased to $440,000 effective November 2, 2000 and to $485,000 effective April 1, 2001.

     ANNUAL INCENTIVE BONUS. Criteria for earning incentive awards pursuant to the Incentive Compensation Plan for the fiscal year ended January 31, 2001 were established for Mr. Roberts by the Compensation Committee early in the fiscal year, based in part on substantial achievement of earnings per share and cash flow objectives and in part on achievement of specified individual performance objectives. Under Mr. Roberts' employment agreement, his targeted bonus for the 2001 fiscal year was 50% of his base salary, with the actual payment of the bonus dependent upon the achievement of targeted objectives. Based on Company and individual performance and the report of an independent consultant who examined Company's compensation policies, the Compensation Committee granted a bonus award to Mr. Roberts in the amount of $271,150. This bonus reflects Mr. Roberts' efforts in exceeding corporate earnings per share and cash flow targets and attaining specific business objectives relating to Company growth and performance. This bonus also includes the additional 10% special bonus override awarded to all participants under the Incentive Compensation Plan for the 2001 fiscal year.

     STOCK OPTIONS. Based on the report of an independent consultant who examined C&D's compensation policies, the Compensation Committee granted Mr. Roberts options to purchase 60,000 shares of Common Stock on February 21, 2000 at an exercise price of $22.3125 per share, equal to 100% of the fair market value of a share of Common Stock at the time of the grant.

     EXECUTIVE STOCK OWNERSHIP GUIDELINES. Under C&D's executive stock ownership guidelines, the Chief Executive Officer is expected to own shares of C&D's Common Stock equal in value to 200% of his base salary. The policy further requires Mr. Roberts to reach 50% of this goal, or share ownership having a value equal to 100% of his base salary, by December 31, 2001.

                                      Kevin P. Dowd, Chair
                                      Peter R. Dachowski
                                      William Harral, III
April 2, 2001                         Stephen J. Andriole

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Harral and Dowd served on the Compensation Committee for the entire fiscal year ended January 31, 2001. Mr. Dachowski served on the Compensation Committee starting with the May 2000 meeting. Dr. Andriole served on the Compensation Committee starting with the February 2001 meeting.

     As of March 31, 2001, Mr. Harral beneficially owned 41,013 shares of Common Stock; Dr. Andriole beneficially owned 2,542 shares of Common Stock; Mr. Dachowski beneficially owned 6,424 shares of Common Stock; and Mr. Dowd beneficially owned 16,902 shares of Common Stock.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change, assuming quarterly dividend reinvestment over the last five fiscal years, in the total stockholder return on the Common Stock, with the total return on the New York Stock Exchange Market Value Index (the "NYSE Market Value Index"), a broad entity market index, and the total return on a selected peer group index (the "SIC Code Peer Group Index"). The SIC Code Peer Group is based on the standard industrial classification codes ("SIC Codes") established by the U.S. government. The index chosen was "Miscellaneous Electrical Equipment and Supplies" and is comprised of all publicly traded companies having the same three-digit SIC Code (369) as C&D. The price of each unit has been set at $100 on January 31, 1996 for the purpose of preparation of the graph.

                 Comparison of Five-Year Cumulative Total Return
                 -----------------------------------------------
                 Among C&D Technologies, Inc., NYSE Market Value
                       Index and SIC Code Peer Group Index
                     Performance Results through January 31

       Fiscal Year             C&D               NYSE           Peer Group
       -----------             ---               ----           ----------
          1996                100.0             100.0              100.0

          1997                130.8             122.5              119.7

          1998                185.8             153.6              168.6

          1999                182.1             184.4              166.8

          2000                312.9             191.5              204.7

          2001                851.1             207.6              183.4

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Common Stock and to provide copies of those filings to us. Based upon a review of those copies and written representations, we believe that for the fiscal year ended January 31, 2001, all of these reports were filed on a timely basis, except that Mr. Dachowski, Mr. Kambouroglou and Dr. Bullock each failed to timely file one report. All of such reports have since been filed.

         PROPOSAL TO APPROVE AN AMENDMENT TO THE C&D TECHNOLOGIES, INC.
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

     At the Annual Meeting, stockholders will be asked to approve an amendment to the C&D Technologies, Inc. Amended and Restated 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan was adopted by the Board effective June 30, 1998 and was approved by the stockholders on that date. The Board amended the 1998 Plan on February 22, 2000, which amendments were subsequently approved by the stockholders on June 27, 2000. On February 27, 2001 the Board further amended the 1998 Plan.

     At the Annual Meeting, the stockholders will vote on a proposal to amend the 1998 Plan to increase the number of shares of C&D's Common Stock available for awards under the 1998 Plan from 3,000,000 shares to 3,900,000 shares.

     As of March 31, 2001, stock options to purchase 219,531 shares of Common Stock that had been granted under the 1998 Plan had been exercised, stock options to purchase 1,365,195 shares of Common Stock that had been granted under the 1998 Plan remained outstanding and 18,972 shares of Common Stock had been awarded as stock grants to non-employee directors, leaving 1,396,302 shares of Common Stock available for future awards under the 1998 Plan.

     The following is a description of the 1998 Plan.

     PURPOSE. The purpose of the 1998 Plan is to enhance the profitability and value of C&D for the benefit of C&D's stockholders by enabling C&D to offer employees and consultants of C&D and its subsidiaries, as well as non-employee directors of C&D, options to purchase Common Stock and to compensate non-employee directors with shares of Common Stock. The 1998 Plan seeks to raise the level of stock ownership by these persons in order to attract, retain and reward them and to strengthen the mutuality of interests between them and the stockholders.

     ADMINISTRATION. The 1998 Plan is administered by the Compensation Committee of the Board of Directors appointed from time to time by the Board consisting of two or more non-employee directors. All questions of the interpretation and application of the 1998 Plan are determined by the Compensation Committee.

     PARTICIPATION. All employees and consultants of C&D and its subsidiaries are eligible to receive stock options, but the actual recipients, number of shares and exercise price of stock options to be granted are determined by the Compensation Committee. All non-employee directors receive annual grants of both shares of Common Stock and stock options as described below.

     SHARES OF STOCK AVAILABLE FOR GRANT. The number of stock options that may be granted to any person under the 1998 Plan is subject to two limitations: (1) if the amendment to the 1998 Plan is approved by the stockholders, the total number of shares of Common Stock with respect to which stock options may be granted may not exceed 3,900,000 shares, and (2) the maximum number of shares for which stock options may be granted during any calendar year of C&D to any employee is 400,000 shares (both limitations being subject to adjustment by the Compensation Committee in the event of stock dividend, stock split or any other change in capital structure or business of C&D). If any stock option expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock for which the stock option has not been exercised will again be available for awards made under the 1998 Plan.

     STOCK OPTIONS. The 1998 Plan provides for the grant of both incentive stock options and nonqualified stock options. The Compensation Committee has the authority to grant to any employee of C&D or a majority-owned subsidiary one or more incentive stock options, nonqualified stock options or both types of stock options. The Compensation Committee also has the full authority to grant to any employee of another subsidiary of C&D or a consultant one or more nonqualified stock options.

     The exercise price per share of Common Stock subject to a stock option granted under the 1998 Plan will be determined by the Compensation Committee at the time of grant, but may not be less than 100% of the fair market value of a share of Common Stock at the time of grant, except that, if an incentive stock option is granted to a ten percent stockholder of C&D or its subsidiaries, the exercise price per share may be no less than 110% of the fair market value of the Common Stock. The term of each stock option will be fixed by the Compensation Committee, but no stock option will be exercisable more than ten years after the date the stock option is granted, except that the term of an incentive stock option granted to a ten percent stockholder may not exceed five years. The 1998 Plan prohibits an outstanding stock option from being repriced, regranted or amended so as to decrease the exercise price of the stock option without the approval of the stockholders.

     The Compensation Committee may require, as a condition to the grant of a stock option, that the recipient enter into an agreement not to compete with C&D during the recipient's employment with C&D and for a period of time after termination of employment. The stock option agreement may provide that the Compensation Committee has the authority to suspend, cancel or terminate the employee's stock option or, if exercised, require that the employee return or forfeit to C&D the economic value of the stock option in the event of a violation of any agreement not to compete.

     On the date of our 2001 Annual Meeting of the Stockholders and on the date of the annual meeting of stockholders held each year thereafter while shares of Common Stock remain available for the grant of stock options under the 1998 Plan, each non-employee director will be automatically granted nonqualified stock options to purchase 4,000 shares of Common Stock. A non-employee director who is first elected or appointed to the Board after the annual meeting of stockholders in any year will, upon such election or appointment, automatically be granted a pro rata portion of the nonqualified stock options referred to in the preceding sentence, based upon the portion of the period between annual meetings of stockholders that such non-employee director is expected to serve in such capacity. The exercise price per share of Common Stock subject to such nonqualified stock options will be equal to 100% of the fair market value of Common Stock at the time of the grant, and such stock options will be exercisable in full immediately upon grant. Except as otherwise provided in the 1998 Plan, if not previously exercised, each nonqualified stock option will expire on the tenth anniversary of the date of its grant.

     GRANT OF SHARES OF COMMON STOCK TO NON-EMPLOYEE DIRECTORS. On the date of C&D's 2001 Annual Meeting of Stockholders and on the date of the annual meeting of stockholders of C&D held in each year thereafter in which shares of Common Stock remain available for grant under the 1998 Plan, each non-employee director will be automatically granted shares of Common Stock having a fair market value of $20,000 as compensation for his or her services; except that the Chairman of the Board will be granted shares of Common Stock having a fair market value of $65,000 as compensation for the substantial time and effort required of the Chairman of the Board in performing his duties. Each non-employee director may elect to receive two-thirds of such value in shares of Common Stock and one-third of such value in cash to permit the non-employee director to pay a portion the federal, state and local income taxes he or she will incur as a result of the receipt of the shares of Common Stock. Any non-employee director who is first elected or appointed to the Board after the grant of shares of Common Stock under the 1998 Plan in any year will, upon such election or appointment, be automatically granted a pro rata portion of the shares of Common Stock (and cash, if requested) referred to in the preceding sentence, based upon the portion of the period between annual meetings of stockholders the non-employee director is expected to serve in such capacity. The 1998 Plan provides that the Board of Directors shall review the compensation of C&D's non-employee directors annually and, as a result of that review, may grant additional shares of Common Stock to the non-employee directors, which may not exceed 1.25 times their compensation for the respective annual period.

     AWARDS MADE UNDER THE 1998 PLAN. The following table sets forth the total number of shares of Common Stock for which stock options and Common Stock grants have been awarded to the persons and groups listed below under the 1998 Plan as of March 31, 2001:

Name                                       Stock Options   Common Stock Grants
----                                       -------------   -------------------

Wade H. Roberts, Jr.......................      110,000             ---
   President and Chief Executive Officer

Charles R. Giesige........................       16,200             ---
   Vice President & General
   Manager - Dynasty Division

Linda R. Hansen...........................       20,000             ---
   Vice President, General Counsel and
   Secretary

Stephen E. Markert, Jr....................       40,000             ---
   Vice President - Finance and Chief
   Financial Officer

John C. Rich..............................       15,000             ---
   Vice President and General Manager -
   Power Electronics Division

William Harral, III.......................       12,000             5,919
   Director

Stephen J. Andriole.......................        2,308               234
   Director

Adrian A. Basora..........................        6,336               860
   Director

Peter R. Dachowski........................        5,416               608
   Director

Kevin P. Dowd.............................       12,000             2,356
   Director

Name                                       Stock Options   Common Stock Grants
----                                       -------------   -------------------

Pamela S. Lewis...........................       12,000             2,356
   Director

George MacKenzie..........................        8,000             1,528
   Director

John A.H. Shober..........................       12,000             2,249
   Director

All current executive
   officers as a group....................      270,000              ---
   (10 persons)

All current non-employee directors
   as a group.............................       70,060            16,110
   (8 persons)

All employees other than
   Executive officers as
   a group................................    1,025,983              ---
   (344 persons)

     Of the foregoing stock options, stock options to purchase an aggregate of 219,531 shares of Common Stock had been exercised as of March 31, 2001, at exercise prices ranging from $11.6563 to $22.3125 per share. The market value of C&D's Common Stock as of May 9, 2001 was $34.80 per share, based on the closing sales price on that date for the Common Stock on the New York Stock Exchange.

     TRANSFERABILITY. In general, a participant is not permitted to transfer his or her options other than by will or by the laws of descent and distribution. The Compensation Committee, however, has the authority to determine at the time of grant that a nonqualified stock option may be transferred in whole or in part and in such circumstances, and under such conditions, as specified by the Compensation Committee. The Compensation Committee may permit an executive officer of C&D to transfer a nonqualified stock option by gift to an immediate family member, family trust or family partnership (a "permitted transfer").

     FEDERAL TAX CONSEQUENCES. The rules concerning the federal income tax consequences with respect to stock options are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences discussions at the current time. It does not discuss any state or local income tax that may be applicable.

     GRANT OF OPTIONS. A recipient of an option grant will not recognize any taxable income at the time of the grant.

     NONQUALIFIED STOCK OPTIONS. Upon the exercise of a nonqualified stock option, the holder will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The holder's tax basis in the shares will be equal to the fair market value of the shares on the date of exercise, and his or her holding period for determining capital gain (or loss) will begin on that date. Because the holder will recognize ordinary income at the time of exercise of the nonqualified stock option, the holder will be required to pay to C&D the amount of any taxes that C&D may be required to withhold before delivery of a certificate or certificates representing such shares. C&D will be entitled to a tax deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.

     SALE OF SHARES PURCHASED UPON EXERCISE OF A NONQUALIFIED STOCK OPTION. If the holder subsequently sells or otherwise disposes of those shares in a taxable transaction, the holder will recognize capital gain (or loss) to the extent that the sale price of the shares is greater (or lower) than the holder's tax basis. Any such capital gain or loss recognized will be long-term capital gain or loss, if, at the time of the sale or disposition, the holder has held the shares sold for more than 12 months. In general, long-term capital gains of an individual are subject to a federal income tax rate of no higher than 20%.

     INCENTIVE STOCK OPTIONS. Upon the exercise of an incentive stock option, generally, the holder will not recognize taxable gain or loss at the time of exercise. However, the excess of the fair market value of the shares received upon exercise of the incentive stock option over the exercise price will be an item of tax preference for purposes of the holder's alternative minimum tax.

     If the holder sells or disposes of such shares and at the time of the sale or disposition, at least two years have passed from the date of grant of the incentive stock option and the holder has held the shares at least one year from the date of exercise of the incentive stock option, then any gain or loss that is recognized upon the sale or disposition of such shares will result in a long-term capital gain or loss. C&D will not be entitled to a deduction. If the shares are not held for these holding periods, however, the holder will recognize ordinary income in an amount equal to the lesser of: (1) the difference between the exercise price and the fair market value of shares on the date that of the exercise of the incentive stock option, or (2) the amount of gain recognized on the sale. C&D will be entitled to a deduction equal to the amount of any ordinary income so recognized. If the shares are not held for the holding periods and the amount realized upon sale is less than the exercise price, such difference will be treated as a capital loss.

     GRANTS OF SHARES TO NON-EMPLOYEE DIRECTORS. Non-employee directors will recognize ordinary income at the time of grant of shares of Common Stock in an amount equal to the fair market value of the Common Stock. The director's tax basis will be the fair market value of such shares on the grant date, and his or her holding period will commence on that date. C&D generally will be entitled to a deduction at that time equal to the amount of ordinary income recognized.

     TRANSFERS OF NONQUALIFIED STOCK OPTIONS. In general, the permitted transfer of a nonqualified stock option by gift to a permitted transferee will not cause the holder to recognize taxable income or gain at the time of transfer. If and when the permitted transferee subsequently exercises the nonqualified stock option, the transferor of the nonqualified stock option will recognize taxable ordinary income at that time in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock received by the permitted transferee on exercise (determined on the exercise date) over the exercise price of the nonqualified stock option. The permitted transferee's tax basis with respect to the shares of Common Stock received upon exercise of the nonqualified stock option will be equal to the fair market value of the shares of Common Stock on the date that the nonqualified stock option is exercised (i.e., the exercise price plus the amount of income recognized by the transferor).

     A transfer of an option by gift will be subject to federal gift tax except to the extent it (1) is excludible by the annual exclusion of $10,000 per donee,
(2) is within the combined federal estate and gift tax exception discussed below or (3) is to the holder's spouse. In addition, upon death of the transferor, the value of an option (either a nonqualified stock option or an incentive stock option) that has not been transferred will be includible in the transferor's gross estate for federal estate tax purposes. Transfers to spouses are not subject to such taxes and there is a combined lifetime gift and estate tax exclusion (known as the "applicable exclusion amount") of $675,000 per person in 2001, which increases incrementally to $1,000,000 in 2006 under current law.

     CERTAIN OTHER TAXES. In addition, (1) persons who are subject to Section 16 under the SecuritiesExchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their awards; (2) any entitlement to a tax deduction on C&D's part is subject to applicable federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (3) in the event that the exercisability or vesting of any option is accelerated because of an extraordinary transaction, payments relating to the options (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and (4) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.

     In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the Common Stock at the time of grant, and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 1998 Plan is intended to satisfy these requirements with respect to grants of options to covered employees.

     NON-U.S. HOLDERS. If the holder is not subject to taxation in the United States, the holder should consult his or her own tax advisors regarding the tax effects in his or her jurisdiction in connection with the 1998 Plan and awards granted thereunder. Under Canadian tax law and tax laws of most other jurisdictions, the holder will be required to pay C&D the amount of any taxes that C&D may be required to withhold before delivery of a certificate or certificates representing such shares.

     If the holder is subject to tax in the United Kingdom, the holder will be required to remit to C&D (or the holder's employing company) an amount sufficient to satisfy all United Kingdom and other taxes, duties, social security or national insurance contributions ("NICs"), including any employer's NICs, and any other amounts that are required to be withheld or accounted for by C&D or the holder's employing company in connection with the grant, holding or exercise of the option. As an alternative to receiving such remittance, C&D or the holder's employing company has the discretion to reduce the number of shares otherwise deliverable to the holder by an amount equal in value to the amount of all such taxes or other amounts required to be so withheld or accounted for or to deduct the amount of all such taxes or other amounts required to be withheld or accounted for from cash payments otherwise to be made to the holder. For grants made on and after February 27, 2001, a holder will be required to complete and execute an irrevocable form of NIC election for the transfer to the holder of the obligation to pay the whole or any part of the secondary class 1 national insurance contributions arising on the grant, holding or exercise of the option in such form as may be determined by the Compensation Committee and approved by the Board of Inland Revenue of the United Kingdom. If the holder does not complete and execute such form within three months after the grant date of the options or, if later, two months after a form of election for such transfer shall have been submitted to the holder, the holder's options will be cancelled.

     OTHER MATTERS. The 1998 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 1998 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

     TERMINATION OR AMENDMENT OF 1998 PLAN. The Compensation Committee may at any time, and from time to time, amend, prospectively or retroactively, any or all of the provisions of the 1998 Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, that, unless otherwise required by law or specifically provided in the 1998 Plan, the rights of an optionee granted prior to any amendment, suspension or termination may not be impaired without the consent of the optionee; and provided further, that without the approval of the stockholders of C&D in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 of the Securities Exchange Act of 1934, Section 162(m) of the Code,
Section 422 of the Code (with respect to incentive stock options) or the rules of the New York Stock Exchange, no amendment may be made that would: (1) increase the aggregate number of shares of Common Stock that may be issued under the 1998 Plan; (2) increase the maximum individual Participant limitations for a fiscal year under the 1998 Plan; (3) change the classification of employees and Consultants eligible to receive awards under the 1998 Plan; (4) decrease the minimum exercise price at which any stock option may be granted; (5) extend the maximum option term under the 1998 Plan; or (6) reprice, regrant or amend any outstanding stock option so as to effect a decrease in the exercise price.

     EXTRAORDINARY TRANSACTION. In the event of an extraordinary transaction (such as a merger or consolidation in which C&D is not the surviving entity, the acquisition of substantially all of C&D's Common Stock by a single person or group of persons acting in concert or the sale of substantially all of C&D's assets), the Compensation Committee may, in its sole discretion, terminate all outstanding stock options, effective as of the date of the extraordinary transaction, by delivering notice of termination to each holder of an option at least 30 days prior to the date of consummation of the extraordinary transaction, each holder, shall have the right to exercise in full all his or her stock options that are then outstanding (whether vested or not vested) but contingent on the occurrence of the extraordinary transaction; and provided, further, that, if the extraordinary transaction does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

     RECOMMENDATION. The Board of Directors recommends a vote FOR approval of the amendment to the C&D Technologies, Inc. Amended and Restated 1998 Stock Option Plan.

     RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Based upon the recommendation of the Audit Committee, the Board of Directors has reappointed PricewaterhouseCoopers LLP as C&D's independent accountants for the fiscal year ending January 31, 2002. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders, will be available to respond to appropriate questions and, if he/she so desires, may make a statement.

     We have been informed by PricewaterhouseCoopers LLP that their firm has no direct financial interest nor any material indirect financial interest in C&D or any of its affiliated companies.

     RECOMMENDATION.   The  Board  of  Directors   recommends  a  vote  FOR  the
ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending January 31, 2002.

                                  ANNUAL REPORT

     We are mailing our Annual Report for the fiscal year ended January 31, 2001 together with this Proxy Statement to stockholders of record of C&D at the close of business on May 9, 2001. We will provide additional copies, without charge, upon the request of stockholders. To obtain copies, you should contact us at C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422,
Attention: Vice President-Finance and Chief Financial Officer.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote on those matters according to their best judgment in the interests of C&D.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Linda R. Hansen

                                    LINDA R. HANSEN
                                    Secretary

     We request that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Your prompt response will be helpful, and we appreciate your cooperation.

                                   APPENDIX A

                                     Amended
                             C&D Technologies, Inc.
                               Board of Directors
                             Audit Committee Charter
                                February 27, 2001


The duties and function of the Audit Committee of the Board of Directors shall be as follows:

A.        Composition of the Audit Committee.

          1.   Members

               The Audit Committee will be comprised of only independent (1) members of the Board of Directors.

          2.   Committee Size and Qualification

               The Audit Committee will have at least three members, one of whom will serve as the committee's Chairperson, each of whom must be "financially literate," and at least one of whom must have accounting or financial management expertise.

          3.   Selection of Committee Members

               The process for the selection of eligible Board Members to serve on the Audit Committee will be in conformance with the procedures described in Section B, Paragraph 3 of the Corporate Governance Charter of the Board of Directors.

          4.   Training for Committee Members

               As needed, the Audit Committee should consider training and education programs to ensure that its members have the proper background and knowledge base and stay current as to relevant developments in accounting and finance.

B.        Operation of the Audit Committee

          1.   Core Responsibilities

               The  following  are  the  Core   Responsibilities  of  the  Audit
               Committee:

               General description of responsibilities:

               a. Oversee the Company's financial reporting process on behalf of the Board of Directors.

               b. Review, discuss with management and assess the adequacy of the Company's internal controls, accounting practices, financial statements, reports, and the scope, specific plans, and effectiveness of the audits performed by the Company's internal auditors and the independent accountants.

               c.   Oversee  the   financial   performance   of  the   Company's
                    retirement program.

               d.   Evaluate   policies   and  review   compliance   initiatives
                    concerning legal and ethical behavior standards established for the conduct of the Company's business.

               e. Review significant issues concerning litigation and other material matters which may result in significant exposure to the Company.

               f. Conduct candid discussions with management, the internal auditors, and outside auditors regarding issues implicating judgment and impacting quality.

               With respect to the Company's independent public accountants:

               g. Recommend to the Board of Directors the selection and retention of independent public accountants, subject to ratification by the shareholders, to perform the annual audit of financial statements and the appropriate fees to compensate the independent public accountant. In this regard, the outside auditor is ultimately accountable to the Board of Directors and the Audit Committee.

               h. Consider, in consultation with the independent public accountant and management, the planned scope of the annual audit of financial statements, including a review of coordination of audit efforts between the independent public accountant, inside accounting staff and outside internal auditors where appropriate, and reliance of the independent public accountant on the work of outside independent auditors.

               i. Confirm and ensure the objectivity and independence of the independent public accountant including a review of any significant out-of-scope services and related compensation provided the independent public accountant. Ensure that the independent public accountant submits on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the company, actively engage in a dialogue with the independent public accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountant and recommend that the Board of Directors take appropriate action in response to the report of the independent public accountant to satisfy itself of the independence of the independent public accountant.

               j. Consider and review with the independent public accountant and management: i) the adequacy of the Company's internal controls; ii) the Company's annual financial statements and related footnotes including the quality of accounting principles as applied and the company's compliance with "Generally Accepted Accounting Principles" in all material respects; iii) emerging accounting standards and issues affecting the Company; iv) any significant and related findings and recommendations of the independent public accountants, together with management's responses; and any other matters required to be discussed under applicable auditing standards.

               k.   Meet   privately   (without   members   of   management   in
                    attendance), at least annually, with the independent public accountants to discuss any necessary matter.

               l. Require the outside auditors to discuss with the chair of the Audit Committee or his/her designee and a representative of financial management, in person or by telephone conference call, in conjunction with an SAS 71 Interim Financial Review related to the Company's filing of its form 10-Q the matters described in AU Section 380, Communications with the Audit Committee, prior to filing any Form 10-Q.

                With respect to Internal Auditing:

               m. Consider and review with management the annual work plan and planned activities of Internal Audit function, the budget and staffing for the internal audit function and compliance of the internal audit function with the Standards for the Professional Practice of Internal Auditing (IIA).

               n. Consider and review the coordination of audit efforts between internal auditors and the independent public accountant to ensure completeness of coverage and efficient use of audit resources, including internal audit assistance to the independent public accountant.

               o. Consider and review with management and internal audit significant internal auditing findings and recommendations related to the adequacy of internal controls, compliance with policies and procedures, and effective and efficient use of Company resources; also consider and review management's responses.

               p.   Meet  privately,   as  hereinabove  defined,  with  internal
                    auditors as required, but at least annually, at a regularly scheduled meeting of the Audit Committee.

               With respect to officers' and directors' expenses and significant management estimates:

               q. Review policies and procedures with respect to expense accounts and perquisites of officers and directors, including their use of corporate assets; and consider the results of an annual review of expenses and perquisites of officers and directors by independent internal auditors or the independent public accountant.

               r. Review policies and procedures with respect to the adequacy of significant management estimates particularly with respect to recognition of contingent liabilities, such as those resulting from identified environmental problems, and legal matters, including expenses associated with the use of outside counsel.

          2.   Committee Meetings

               The Audit Committee generally meets three times per year or more frequently as circumstances require. By January 15th, the Audit Committee Chairperson will publish and distribute to all Board Members the Committee's meeting schedule and agendas for the coming year.

          3.   Publication of Committee Meeting Minutes

               The Committee Chairperson, working in conjunction with the Corporate Secretary and the Vice President, Chief Financial Officer, has responsibility for ensuring accurate minutes of the committee's meetings are maintained and distributed to the other members of the Board of Directors.

          4.   Attendance at Audit Committee Meetings.

               The Chairman and Chief Executive Officer, other senior officers of the Company and representatives of the Company's independent public accountants may attend meetings at the invitation of the Committee.


-----------------------

1 An audit committee member is deemed "independent" if the director has no relationship to the Company that would interfere with the exercise of such director's independence from management of the Company. Four general principles relate to the determination of independence:
     (a) current employees (including non-employee executive officers) of the Company or its affiliates may not serve on the audit committee until at least three years has elapsed from the termination of such relationship;
     (b) directors who have direct or indirect business relationships with the Company may not be considered independent;
     (c) a director who is employed as an executive officer of another entity as to which any of the Company's executive officers serves on the compensation committee may not serve on the Company's audit committee; and
     (d) an immediate family member of an executive officer of the Company or any of its affiliates may not serve on the Company's audit committee.

     A director is not deemed "independent" if the director is a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Company or if and only if the Company's board of directors determines, in its business judgment, that the relationship does not interfere with the director's exercise of independent judgment. These business relationships include commercial, industrial, banking, consulting, legal, accounting and other direct or indirect relationships. In making a determination regarding independence, the board of directors should consider, among other things, the materiality of the relationship to the Company, to the director and, if applicable, to the entity with which the director is affiliated. A business relationship need not be considered if at least three years has elapsed from the termination of, as applicable, (i) the relationship between the organization with which the director is affiliated and the Company, (ii) the director's status as partner, shareholder or executive officer with the other organization or (iii) the direct business relationship between the director and the Company.

                                      PROXY
                             C&D TECHNOLOGIES, INC.
           1400 Union Meeting Road, Blue Bell, Pennsylvania 19422-0858
   Solicited by the Board of Directors for the Annual Meeting of Stockholders To Be Held at The Union League of Philadelphia on Tuesday, June 26, 2001
                                  at 10:00 a.m.

     The undersigned hereby appoints Wade H. Roberts, Jr., Stephen E. Markert, Jr. and Linda R. Hansen, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of C&D Technologies, Inc. held of record by the undersigned at the close of business on May 9, 2001, at the Annual Meeting of Stockholders to be held on Tuesday, June 26, 2001, and at any adjournments of that meeting.

                   (Continued and to be signed on other side)

When properly executed, this proxy will be voted as           Please mark your
directed.  If no direction is given, this proxy will          votes as indicated
be voted FOR the nominees for directors set forth in          in this example.
proposal 1 and FOR proposals 2 and 3.                              (X)


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS SET
                 FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1.   Election of Directors:
      ( )  FOR all nominees listed to the right:        William Harral, III
                                                        Wade H. Roberts, Jr.
      ( )  Withhold authority for all  nominees         Stephen J. Andriole
           listed to the right:                         Adrian A. Basora
                                                        Peter R. Dachowski
                                                        Kevin P. Dowd
                                                        Pamela S. Lewis
                                                        George MacKenzie
                                                        John A. H. Shober

      INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED:

      --------------------------------------------------------------

2.   Approval of an  amendment  to the Amended and  Restated  1998 Stock  Option
     Plan:
                 ( )  For         ( )  Against         ( )  Abstain

3.   Ratification   of  the   appointment  of   PricewaterhouseCoopers   LLP  as
     independent accountants for the fiscal year ending January 31, 2002:

                 ( )  For         ( )  Against         ( )  Abstain

4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting and any adjournments of the meeting.

                          Please sign exactly as your name appears below.

                          Dated: ___________________________________ 2001


                          -----------------------------------------------
                                            Signature

                          -----------------------------------------------
                                 Representative Capacity (if any)

                    Please sign exactly as your name appears on this proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors Act), you should sign as custodian, not the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

                    Please complete, date sign and return this proxy promptly, using the enclosed envelope.

                    No postage is required if mailed in the United States of America.

EXPLANATORY NOTE:  THIS APPENDIX IS BEING SUBMITTED WITH THE ELECTRONIC VERSION
                   ONLY.

                                   APPENDIX B


As Amended through February 27, 2001





                             C&D TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                             1998 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
ARTICLE I - PURPOSE................................................     B-2

ARTICLE II - DEFINITIONS...........................................     B-2

ARTICLE III - ADMINISTRATION.......................................     B-4

ARTICLE IV - SHARE AND OTHER LIMITATIONS...........................     B-5

ARTICLE V - STOCK OPTIONS..........................................     B-7

ARTICLE VI - NON-EMPLOYEE DIRECTOR STOCK OPTIONS...................     B-9

ARTICLE VII - GRANT OF SHARES OF COMMON STOCK
TO NON-EMPLOYEE DIRECTORS..........................................    B-10

ARTICLE VIII - NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY PROVISIONS..................................    B-11

ARTICLE IX - TERMINATION OR AMENDMENT OF PLAN......................    B-12

ARTICLE X - UNFUNDED PLAN..........................................    B-13

ARTICLE XI - GENERAL PROVISIONS....................................    B-13

ARTICLE XII - EFFECTIVE DATE OF PLAN...............................    B-14

ARTICLE XIII - TERM OF PLAN........................................    B-15

ARTICLE XIV - NAME OF PLAN.........................................    B-15

                             C&D TECHNOLOGIES, INC.
                             1998 Stock Option Plan


                                   ARTICLE I.

                                     PURPOSE

     The purpose of the C&D Technologies, Inc. 1998 Stock Option Plan (the "Plan") is to enhance the profitability and value of C&D Technologies, Inc. (the "Company") and its Affiliates for the benefit of the Company's stockholders by enabling the Company to offer Eligible Employees and Consultants of the Company and its Affiliates, as well as Non-Employee Directors of the Company, Stock Options in the Company, and to offer Non-Employee Directors shares of Common Stock. The intent of such offering is to raise the level of stock ownership by Eligible Employees, Consultants and Non-Employee Directors in order to attract, retain and reward such individuals and strengthen the mutuality of interests between them and the Company's stockholders.


                                   ARTICLE II.

                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the following meanings:

     "Affiliate" shall mean (i) any Subsidiary; or (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates.

     "Board" shall mean the Board of Directors of the Company.

     "Cause" shall mean (i) if the Participant is a party to an employment agreement with the Company or an Affiliate, the grounds for termination for cause thereunder and (ii) in all other cases, whatever a court of competent jurisdiction would consider grounds for termination for cause under the circumstances.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, including the rules and regulations thereunder. Any reference to any section of the Code shall also be a reference to any successor provision.

     "Committee" shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 and Section 162(m) of the Code, a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined under
Section 162(m) of the Code. To the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board and the term "Committee" as used in this Plan shall refer to the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of awards, grants, interpretations or other actions of the Committee.

     "Common Stock" shall mean the common stock, $.01 par value, of the Company.

     "Company" shall mean C&D TECHNOLOGIES, INC., a Delaware corporation.

     "Consultant" shall mean any natural person who is an adviser or consultant to the Company or its Affiliates.

     "Disability"  shall  mean  total and  permanent  disability,  as defined in
Section 22(e)(3) of the Code.

     "Effective  Date" shall mean the effective  date of this Plan as defined in
Article XII.

     "Eligible Employee" shall mean any employee of the Company or its Affiliates. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employee shall mean any employee of the Company or any Subsidiary.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Extraordinary Transaction" shall have the meaning set forth in Section 4.2(d).

     "Fair Market Value," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded or the Nasdaq Stock Market or (ii) if not traded on any such national securities exchange or the Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, or any automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee.

     "Incentive Stock Option" shall mean any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Non-Employee Director" shall mean any director of the Company who is not an employee of the Company or any Affiliate.

     "Nonqualified Stock Option" shall mean any Stock Option that is not an Incentive Stock Option.

     "Participant" shall mean any Eligible Employee, Consultant or Non-Employee Director to whom a Stock Option has been granted.

     "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

     "Section 162(m) of the Code" shall mean the exception for performance-based compensation under Section 162(m) of the Code.

     "Stock Option" shall mean any option to purchase shares of Common Stock granted to Eligible Employees or Consultants pursuant to Article V or granted to Non-Employee Directors pursuant to Article VI.

     "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

     "Ten Percent Stockholder" shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation, as defined in Section 424(e) of the Code.

     "Termination of Consultancy" shall mean, with respect to a Consultant, that the Consultant is no longer acting as a Consultant to the Company and its Affiliates. In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is a consultant of that entity and is not otherwise a Consultant of the Company or another Affiliate at the time the entity ceases to be an Affiliate.

     "Termination of Directorship" shall mean, with respect to a Non-Employee Director, that the Non-Employee Director has ceased to be a director of the Company.

     "Termination of Employment" shall mean: (i) a termination of service of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate.

     "Transfer" or "Transferred" shall mean alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.


                                  ARTICLE III.

                                 ADMINISTRATION

     3.1. THE COMMITTEE. This Plan shall be administered and interpreted by the Committee. Subject to the other provisions of this Plan, the Committee shall have the authority to adopt, alter and repeal such administrative rules governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as the Committee shall, from time to time, deem advisable; to construe and interpret this Plan and any Stock Option granted hereunder (and any agreements relating thereto). The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and
Section 162(m) of the Code. The Committee may adopt rules for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith. The Board, its directors, the Committee, its members and any person to whom authority is delegated pursuant to this
Section 3.1 shall not be liable for any action or determination made in good faith with respect to this Plan.

     3.2. AWARDS. The Committee shall have full authority to grant Stock Options to Eligible Employees and Consultants and to otherwise administer this Plan. In particular, the Committee shall have the authority:

     (a) to select Eligible Employees and Consultants to whom Stock Options may from time to time be granted hereunder;

     (b) to determine the number of shares of Common Stock to be covered by each Stock Option granted to an Eligible Employee or Consultant, and the terms and conditions of the Stock Option (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof or any forfeiture restrictions or waiver thereof, regarding any Stock Option, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine in its sole discretion);

     (c) to modify or extend a Stock Option, subject to Section 9.1 herein; and

     (d) to offer to buy out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;

provided, however, that subsequent to its grant, except with respect to adjustments under Section 4.2 of this Plan, no Stock Option shall be repriced, regranted or amended so as to effect a decrease in the exercise price of the Stock Option without approval of the Company's stockholders.

     3.3. DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and its Affiliates and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

     3.4. RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel. The Company, the Board or the Committee may also engage consultants or agents with regard to this Plan. Expenses incurred in the engagement of any such counsel, consultant or agent shall be paid by the Company.

     3.5. PROCEDURES. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-laws of the Company, at such times and places as the Committee shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-laws of the Company shall be fully as effective as if it had been made by a vote at a meeting duly called and held.


                                   ARTICLE IV.

                           SHARE AND OTHER LIMITATIONS

     4.1. SHARES.

     (a) The aggregate number of shares of Common Stock which may be issued and with respect to which Stock Options may be granted under this Plan shall not exceed 3,900,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. If any Stock Option expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Stock Option shall again be available under this Plan. In addition, in determining the number of shares of Common Stock available under the Plan other than for the granting of Incentive Stock Options, if Common Stock has been exchanged by a Participant as full or partial payment to the Company in connection with the exercise of a Stock Option, the number of shares of Common Stock exchanged as payment in connection with the exercise shall again be available under this Plan.

     (b) The maximum number of shares of Common Stock with respect to which Stock Options may be granted under this Plan during any calendar year of the Company to each Eligible Employee shall be 400,000 shares (subject to any increase or decrease pursuant to Section 4.2). To the extent that shares of Common Stock for which Stock Options are permitted to be granted to a Participant pursuant to Section 4.1(b) during a calendar year of the Company are not covered by a grant of a Stock Option in the Company's calendar year, such shares of Common Stock shall be available for grant or issuance to the Participant in any subsequent calendar year during the term of this Plan.

     4.2. CHANGES.

     (a) The existence of this Plan and the shares of Common Stock and Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

     (b) In the event of any change in the capital structure or business of the Company by reason of any stock dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business, and if the Committee determines an adjustment is appropriate under this Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Stock Option granted under this Plan and the purchase or exercise price thereof shall be appropriately adjusted. Any such adjustment shall be consistent with such change and be made in a manner that the Committee deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change. Any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

     (c) Fractional shares of Common Stock resulting from any adjustment in Stock Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Stock Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     (d) In the event of (i) a merger or consolidation in which the Company is not the surviving entity or in which the Company is the surviving entity but the holders of the Common Stock outstanding immediately prior to the consummation of the transaction are not the holders of a majority of the Common Stock outstanding immediately subsequent to the transaction, or (ii) in the event of any transaction that results in the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Extraordinary Transactions"), then in any such event the Committee may, in its sole discretion, terminate all outstanding Stock Options, effective as of the date of the Extraordinary Transaction by delivering notice of termination to each such Participant at least 30 days prior to the date of consummation of the Extraordinary Transaction; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Extraordinary Transaction, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (whether vested or not vested) but contingent on the occurrence of the Extraordinary Transaction; provided, further, that, if the Extraordinary Transaction does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Extraordinary Transaction occurs, to the extent the Committee does not terminate the outstanding Stock Options pursuant to this
Section 4.2(d), then the provisions of Section 4.2(b) shall apply.


                                   ARTICLE V.

                                  STOCK OPTIONS

     5.1. STOCK OPTIONS. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of
Section 422 of the Code, or (ii) a Non-qualified Stock Option.

     5.2. GRANTS. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Nonqualified Stock
Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Nonqualified Stock Option. The Committee shall have the authority to grant to any Consultant one or more Nonqualified Stock Options. Notwithstanding any other provision of this Plan to the contrary or any provision in an agreement evidencing the grant of a Stock Option to the contrary, any Stock Option granted to an Employee of an Affiliate (other than a Subsidiary), a Non-Employee Director or a Consultant shall be a Nonqualified Stock Option.

     5.3. TERMS OF STOCK OPTIONS. Stock Options shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

     (a) The exercise price per share of Common Stock subject to a Stock Option granted under this Article V shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price per share shall be no less than 110% of the Fair Market Value of the Common Stock.

     (b) The term of each Stock Option shall be fixed by the Committee but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years.

     (c) Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part, based on such factors, if any, as the Committee shall determine in its sole discretion. Notwithstanding anything to the contrary under Article VIII, unless the Committee shall specify otherwise, a Stock Option shall become fully (100%) exercisable upon the Termination of Employment or the Termination of Consultancy for reasons of death, disability or retirement. The Committee shall, in its sole discretion, determine whether or not disability or retirement has occurred. Notwithstanding the foregoing, the Committee at any time may in its sole discretion limit the number of Stock Options that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Stock Options can be exercised beyond the last day of the stated term of such Stock Options.

     (d) Subject to whatever installment exercise and waiting period provisions apply under Section 5.3(c), Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee or the Board, as applicable (which may include payment in full or part in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the Board or the surrender of vested Stock Options owned by the Participant). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

     (e) To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options. In addition, if an Eligible Employee's employment by the Company, a Subsidiary or a parent corporation (within the meaning of Section 424(e) of the Code) terminates more than three months prior to the date of exercise (or such other period as required by applicable law), such Stock Option shall be treated as a Nonqualified Stock Option. Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

     (f) Subject to the terms and conditions of this Plan, a Stock Option shall be evidenced by such form of agreement or grant as is approved by the Committee and the Committee may modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

     (g) Stock Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of this Plan, as the Committee shall deem appropriate including, without limitation, permitting reload grants of Stock Options upon exercise of Stock Options such that the same number of Stock Options are granted as the number of shares used to pay for the exercise price of Stock Options or shares used to pay withholding taxes with respect to Stock Options exercised ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the Reload and the term of the Stock Option shall be the same as the remaining term of the Stock

Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

     (h) With respect to Stock Options granted to certain Participants designated by the Committee based upon the nature of their duties or exposure to confidential and proprietary information, as a condition to such grant, the Committee may require that the Participant enter into an agreement not to compete with the Company during the terms of the Participant's employment and for a period of time thereafter, and the Committee shall have the authority to suspend, cancel or terminate such Participant's Stock Option or require the Participant to return, or (if not received) to forfeit, to the Company the economic value of the Stock Options granted that the Participant has realized or obtained as a result of the Participant's exercise by reason of a violation of such agreement not to compete, as shall be provided in the respective Stock Option agreements.


                                   ARTICLE VI.

                       NON-EMPLOYEE DIRECTOR STOCK OPTIONS

     6.1. STOCK OPTIONS. The terms of this Article VI shall apply only to Stock Options granted to Non-Employee Directors.

     6.2. GRANTS. On the date of the Annual Meeting of Stockholders of the Company held in 1998, and on the date of the Annual Meeting of Stockholders of the Company in each year thereafter while shares of Common Stock remain available for the grant of Stock Options hereunder, each Non-Employee Director shall be automatically granted Stock Options to purchase 4,000 shares of Common Stock. A Non-Employee Director who is first elected or appointed to the Board after the Annual Meeting of Stockholders in any year shall upon such election or appointment automatically be granted a pro rata portion of the Stock Options referred to in the preceding sentence, based upon the portion of the period between Annual Meetings of Stockholders that such Non-Employee Director is expected to serve in such capacity.

     6.3. NONQUALIFIED STOCK OPTIONS. Stock Options granted under this Article VI shall be Non-qualified Stock Options.

     6.4. TERMS OF OPTIONS. Stock Options granted under this Article VI shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of this Plan, as the Committee shall deem desirable:

     (a) The exercise price per share of Common Stock subject to a Stock Option granted pursuant to Section 6.2 shall be equal to 100% of the Fair Market Value of Common Stock at the time of grant.

     (b) Stock Options granted under this Article VI shall be exercisable immediately upon grant.

     (c) A Non-Employee Director electing to exercise one or more Stock Options shall give written notice of exercise to the Company specifying the number of shares to be purchased. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for as provided in Section 5.3(d). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

     (d) Except as otherwise provided herein, if not previously exercised each Stock Option shall expire upon the tenth anniversary of the date of the grant thereof.

     (e) Stock Options granted to a Non-Employee Director under this Article VI shall be subject to Section 4.2.

     6.5. TERMINATION OF DIRECTORSHIP. The following rules apply with regard to Stock Options granted under this Article VI upon a Termination of Directorship:

     (a) Except as otherwise provided herein, upon a Termination of Directorship on account of death or Disability, all then outstanding Stock Options shall remain exercisable by the Participant (or, in the case of death, by the Participant's estate or by the person given authority to exercise such Stock Options by his or her will or by operation of law) at any time within a period of one year from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option.

     (b) Except as otherwise provided herein, upon a Termination of Directorship on account of retirement, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (c) below, all then outstanding Stock Options shall remain exercisable at any time within a period of one year from the date of such Termination of Directorship, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable by the Participant's estate or by the person given authority to exercise such Stock Options by his or her will or by operation of law, to the extent to which it was exercisable at the time of death, for a period of one year (or such other period as the Committee may specify at grant or, if no rights of the Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

     (c) Upon removal, failure to stand for reelection or failure to be renominated for any reason that would constitute grounds for removal of a director for cause under Delaware law, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified removal for cause during his or her directorship, all outstanding Stock Options of such Participant shall immediately terminate and shall be null and void.


                                  ARTICLE VII.

                         GRANT OF SHARES OF COMMON STOCK
                            TO NON-EMPLOYEE DIRECTORS

     7.1. STOCK GRANTS.

     (a) On the date of the Annual Meeting of Stockholders of the Company held in 1998, each Non-Employee Director shall be automatically granted shares of Common Stock having a Fair Market Value on such date of $12,000. Alternatively, at the election of a Non-Employee Director made in writing to the Chief Financial Officer of the Company within 30 days prior to the date of grant, the Non-Employee Director may choose to receive a combination of (i) a number of shares of Common Stock having a Fair Market Value equal to the excess of $12,000 over the amount of cash referred to in clause (ii) of this sentence, and (ii) an amount of cash sufficient for such Non-Employee Director to pay the federal, state and local income taxes he or she may reasonably be expected to owe as a result of the receipt of such shares of Common Stock (as determined by the Committee).

     (b) (i) Subject to clause (ii) below, on the date of the Annual Meeting of Stockholders of the Company held in 2001, and in each year thereafter in which shares of Common Stock remain available for grant hereunder, each Non-Employee Director shall be automatically granted shares of Common

Stock having a Fair Market Value on such date of $20,000; except that a Non-Employee Director serving as Chairman of the Board shall automatically be granted shares of Common Stock having a Fair Market Value on such date of $65,000. The Board of Directors shall also conduct an annual review of the compensation of the Non-Employee Director serving as Chairman of the Board and the other Non-Employee Directors and, as a result of such review, may grant additional shares of Common Stock having a Fair Market Value on the date of grant determined by the Board of Directors but which may not exceed 1.25 times their current compensation for the respective annual period. Any such grant shall be made by the Board of Directors based on the time and effort spent by the Chairman of the Board and the Non-Employee Directors in performing their duties and such other factors as the Board may consider relevant.

         (ii) Notwithstanding clause (i) above, at the election of a Non-Employee Director made in writing to the Chief Financial Officer of the Company prior to the grant, the Non-Employee Director may choose to receive a combination of (x) a number of shares of Common Stock having a Fair Market Value equal to 2/3 of the Fair Market Value determined pursuant to clause (i), and (y) an amount of cash equal to 1/3 of the Fair Market Value determined pursuant to clause (i).

     (c) Any Non-Employee Director who is first elected or appointed to the Board after the grant of shares of Common Stock hereunder in any year, shall upon such election or appointment be automatically granted a pro rata portion of the shares of Common Stock or cash referred to in the preceding sentence, based upon the portion of the period between Annual Meetings of Stockholders that such Non-Employee Director is expected to serve in such capacity.

     (d) The Committee hereby approves each election to receive cash or stock hereunder.

     7.2. RESTRICTIONS. Shares of Common Stock granted hereunder shall not be subject to any restrictions under this Plan except as provided in Article XI.


                                  ARTICLE VIII.

                     NON-TRANSFERABILITY AND TERMINATION OF
                        EMPLOYMENT/CONSULTANCY PROVISIONS

     8.1. NON-TRANSFERABILITY OF STOCK OPTIONS. Except as otherwise provided in this Section 8.1, no Stock Option shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Any attempt to Transfer any Stock Option shall be void, and no such Stock Option shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Stock Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant that a Nonqualified Stock Option granted pursuant to Article V or
Article VI that is otherwise not transferable pursuant to this Article VIII is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

     8.2. TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY. The following rules apply with regard to Stock Options upon the Termination of Employment or Termination of Consultancy of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant (or his estate in the event of death) are reduced, thereafter:

     (a) If a Participant's Termination of Employment or Termination of Consultancy is by reason of his death, any Stock Option held by such Participant may be exercised, to the extent exercisable at the

Participant's Termination of Employment or Termination of Consultancy, by the Participant's estate or by the person given authority to exercise such Stock Options by his or her will or by operation of law, at any time within a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

     (b) If a Participant's Termination of Employment or Termination of Consultancy is by reason of his Disability or retirement, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant's Termination of Employment or Termination of Consultancy, by the Participant, at any time within a period of one year from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable by the Participant's estate or by the person given authority to exercise such Stock Options by his or her will or by operation of law, to the extent to which it was exercisable at the time of death, for a period of one year (or such other period as the Committee may specify at grant or, if no rights of the Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

     (c) If a Participant's Termination of Employment or Termination of Consultancy is by the Company without cause, any Stock Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of 90 days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

     (d) If a Participant's Termination of Employment or Termination of Consultancy is (i) for cause, or (ii) a voluntary termination on the part of the Participant, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination, unless otherwise permitted by the Committee in its discretion.

                                   ARTICLE IX.

                        TERMINATION OR AMENDMENT OF PLAN

     9.1. TERMINATION OR AMENDMENT. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Article IX), or suspend or terminate it entirely, retroactively or otherwise; provided, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant; and provided further, that without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3, Section 162(m) of the Code, (with respect to Incentive Stock Options) Section 422 of the Code or the rules of the New York Stock Exchange, no amendment may be made which would: (a) increase the aggregate number of shares of Common Stock that may be issued under this Plan;
(b) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (c) change the classification of employees and Consultants eligible to receive Awards under this Plan; (d) decrease the minimum exercise price of any Stock Option under Section 5.3(a); (e) extend the maximum option term under Section 5.3(b); or (f) reprice, regrant or amend so as to effect a decrease in the exercise price of any Stock Option after its initial grant date under Section 3.2.

     The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent.

                                   ARTICLE X.

                                  UNFUNDED PLAN

     10.1.  UNFUNDED  STATUS OF PLAN.  This Plan is  intended to  constitute  an
"unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE XI.

                               GENERAL PROVISIONS

     11.1. LEGEND. All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee or the Board, as applicable, may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee or the Board, as applicable, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11.2. OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     11.3. NO RIGHT TO EMPLOYMENT/CONSULTANCY/DIRECTORSHIP. Neither this Plan nor the grant of any Stock Options hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or consultant retained to terminate his employment or consultancy, as applicable, at any time. Neither this Plan nor the grant of any Stock Options or shares of Common Stock hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

     11.4. WITHHOLDING OF TAXES. The Company shall deduct from any payment to be made to a Participant, or shall otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any Federal, state or local taxes required by law to be withheld; and such withholding is hereby approved by the Committee.

     11.5. GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     11.6. CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. To the extent applicable, this Plan shall be limited, construed and interpreted in a manner so as to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3; provided, however, that noncompliance with Section 162(m) of the Code and Rule 16b-3 shall have no impact on the effectiveness of a Stock Option under this Plan.

     11.7. OTHER BENEFITS. No Stock Option under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries or affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     11.8. COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing shares of Common Stock pursuant to this Plan or any Stock Options granted hereunder.

     11.9. NO RIGHT TO SAME BENEFITS. The provisions of Stock Options need not be the same with respect to each Participant, and such Stock Options to individual Participants need not be the same in subsequent years.

     11.10. DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant's Stock Option to supply the Company with written notice of the Participant's death or Disability and to supply the Company with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of a Stock Option. The Committee may also require that the transferee agree in writing to be bound by all of the terms and conditions of this Plan.

     11.11. SEVERABILITY OF PROVISIONS. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

     11.12. HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.


                                  ARTICLE XII.

                             EFFECTIVE DATE OF PLAN

     This Plan has been adopted by the Board effective as of June 30, 1998 (the "Effective Date") and was approved by the stockholders of the Company on that date. This Plan, as amended and restated, has been adopted by the Board effective as of February 27, 2001, subject to and conditioned upon the approval of the Plan, as amended and restated with respect to the additional 900,000 shares authorized under the Plan and the modifications to Article VII, by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware and any applicable exchange requirements.

                                  ARTICLE XIII.

                                  TERM OF PLAN

     No Stock Option shall be granted pursuant to this Plan on or after the tenth anniversary of the Effective Date, but Stock Options granted prior to such tenth anniversary may extend beyond that date.


                                  ARTICLE XIV.

                                  NAME OF PLAN

     This Plan shall be known as the C&D Technologies, Inc. 1998 Stock Option Plan.